UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Perceptron, Inc.

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SEC 1913 (02-02)

47827 Halyard Drive
Plymouth, Michigan 48170-2461
(734) 414-6100     Facsimile: (734) 414-4700
October 3, 2008
Dear Perceptron Shareholder:
You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Perceptron, Inc. (“Company”) to be held on Tuesday, November 18, 2008, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.
The attached notice of the meeting and Proxy Statement describe the items of business to be transacted:
     (a) The election of eight directors,
     (b) The approval of an amendment to the Company’s 2004 Stock Incentive Plan (“2004 Stock Plan”) to increase, by 400,000, the shares of Common Stock available for grant under such plan and re-approval of the Code Section 162(m) performance measures under such plan (the “2004 Plan Proposal”), and
     (c) Such other business as may properly come before the meeting or any adjournment thereof.
THE BOARD OF DIRECTORS BELIEVES THAT IT IS IMPORTANT THAT THE 2004 PLAN PROPOSAL BE ADOPTED SINCE THERE ARE ONLY 9,784 SHARES OF COMMON STOCK AVAILABLE FOR FUTURE GRANT UNDER THE PLAN. WE NEED YOUR VOTE “FOR” THE PROPOSAL IN ORDER TO PROVIDE THE COMPANY WITH ADDITIONAL SHARES OF COMMON STOCK UNDER THE PLAN TO BE USED TO ATTRACT AND RETAIN KEY EXECUTIVES, TEAM MEMBERS AND NON-EMPLOYEE DIRECTORS.
The Board of Directors believes that, to achieve the Company’s objectives for growth and increased profitability, the Company needs (i) to retain the top quality talent that currently exists at all levels in the organization, (ii) to continue to strengthen its team in a number of key areas through the addition of top talent and (iii) to motivate its team to achieve at the highest levels of performance.
Our efforts to attract and retain key executives, team members and non-employee directors are enhanced by providing our team with the opportunity to acquire the Company’s Common Stock through stock incentive plans such as the 2004 Stock Plan. The 2004 Plan Proposal allows the Company to continue to provide equity incentives that are competitive with those offered by other companies with which the Company competes for talent. In addition, the 2004 Stock Plan and the Employee Stock Purchase Plan, by encouraging stock ownership, further align the interests of the Company’s team with those of the shareholders of the Company.
The Board of Directors believes that the 2004 Stock Plan provides significant benefit to the Company for the following reasons:
•	The 2004 Stock Plan is the Company’s principal means of providing the team with the long-term incentives necessary to drive the Company’s growth strategy and create intrinsic value for shareholders. Currently, there are only 9,784 shares of Common Stock available for future grant under the 2004 Stock Plan. If the number of shares available for grant under the 2004 Stock Plan is not increased, the Company will need to use cash-based incentive programs to motivate the team, which we believe will not be as effective as a stock-based plan like the 2004 Stock Plan.

•	Our current executive officers, all of whom have been appointed to those positions in the last two years and in whom the Board of Directors has great confidence, hold options to purchase only 347,300 shares of Common Stock, of which 88,500 shares were in-the-money at September 26,

2008. This group of individuals will have tremendous impact on the Company’s future and need to be provided with continued long-term stock incentives.
•	By encouraging the team to acquire an ownership interest in the Company, the plan further aligns the team’s interest with those of shareholders.

•	We have active, hard-working and talented non-employee directors. The Board and its committees held over 30 meetings in fiscal 2008, with all members attending in excess of 75% of the total meetings of the Board and committees on which they serve. The 2004 Stock Plan is the Company’s only stock incentive plan available to non-employee directors. The Company believes that these stock incentives are important elements of the Company’s efforts to attract and retain highly qualified outside directors.

•	To date, non-employee directors have used all or a portion of their cash director fees to purchase 53,766 shares of Common Stock under the Directors Stock Purchase Rights Option of the 2004 Stock Plan. If the 2004 Plan Proposal is not approved by shareholders, non-employee directors will no longer be permitted to elect to receive Common Stock in lieu of their cash directors fees, discouraging them from increasing their shareholdings in the Company.

•	The 2004 Stock Plan includes a vesting period requirement which requires executive officers, directors and team members to contribute to the Company’s success over an extended period of time in order to benefit from the plan and tying their financial futures to the financial interests of the Company.
The enclosed Proxy Statement offers a more complete description of the 2004 Plan Proposal. The Board of Directors encourages you to read the Proxy Statement carefully. We have also made available a copy of our Annual Report for fiscal year 2008. We encourage you to read the Annual Report, which includes information about our business and products, as well as our audited financial statements.
You may have noticed changes in the way we are providing proxy materials to many of our shareholders in connection with our 2008 Annual Meeting. This is because we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules. By providing our proxy materials over the Internet, we hope to conserve natural resources and reduce the environmental impact of providing materials for our Annual Meeting, expedite the delivery of this important information to you, and reduce our printing and mailing costs. On or about October 6, 2008, we will mail to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Annual Report and vote electronically via the Internet. The notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the notice to stockholders who have previously elected to receive notices and access the proxy materials and vote completely electronically via the Internet or who have previously elected to receive paper copies of the proxy materials.
After the formal business session at the Annual Meeting of Shareholders, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether or not you plan to attend the meeting, I urge you to vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States.
Sincerely,
/s/ Harry T. Rittenour
Harry T. Rittenour
President and Chief Executive Officer

47827 Halyard Drive
Plymouth, Michigan 48170
NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE PLACE	9:00 a.m., Eastern Time, on Tuesday, November 18, 2008 Perceptron Corporate Headquarters 47827 Halyard Drive Plymouth, MI 48170

ITEMS OF BUSINESS	1. To elect eight directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified.

2. To approve an amendment to the Company’s 2004 Stock Incentive Plan (“2004 Stock Plan”) to increase, by 400,000, the shares of Common Stock available for grant under such plan and re-approve the Code Section 162(m) performance measures under such plan (the “2004 Plan Proposal”), and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 26, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.
     A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.
     A copy of the 2008 Annual Report for the fiscal year ended June 30, 2008 and Proxy Statement accompanies this notice.
By the Order of the Board of Directors
/s/ David W. Geiss
David W. Geiss
Vice President, General Counsel & Secretary
October 3, 2008

     The vote of every shareholder is important, and your cooperation in promptly voting via the Internet, by phone or by returning your marked, dated and signed proxy will be appreciated. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. Your proxy will, however, help to assure a quorum and to avoid added proxy solicitation costs.

PERCEPTRON, INC.
2008 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

PROXY STATEMENT

PERCEPTRON, INC.
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 9:00 A.M. ON NOVEMBER 18, 2008

INTRODUCTION
     This Proxy Statement and the accompanying Notice of the 2008 Annual Meeting of Shareholders, 2008 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Perceptron, Inc., a Michigan corporation (“Company”). The proxies are being solicited for use at the 2008 Annual Meeting of Shareholders (“Annual Meeting”) of the Company to be held at the corporate offices of the Company on Tuesday, November 18, 2008, at 9:00 a.m., local time, and at any adjournment of that meeting. The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan 48170, and the Company’s telephone number is (734) 414-6100. The Company expects that this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about October 6, 2008.
     Only shareholders of record of the Company’s Common Stock, $0.01 par value (“Common Stock”) at the close of business on September 26, 2008 (“Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 8,850,359 shares of Common Stock outstanding and entitled to vote. The Company has no other class of stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See “Share Ownership of Management and Certain Shareholders” for a description of the beneficial ownership of the Common Stock.
     In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to many of our shareholders by providing such documents on the Internet, as referred to in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of the 2008 Annual Meeting of Shareholders, Proxy Statement, our 2008 Annual Report and form of proxy were distributed and/or made available via the Internet to shareholders on or about October 6, 2008.
     Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be Held on November 18, 2008. The Notice of the 2008 Annual Meeting of Shareholders, Proxy Statement and our 2008 Annual Report are available at http://materials.proxyvote.com/71361F.
     The Notice of Internet Availability will also provide instructions for shareholders receiving that notice on how to inform us to send future proxy materials to you electronically by email or in printed form by mail. For record holders receiving a proxy card, the proxy card will provide instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will help conserve natural resources.
     Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Although the Company does not anticipate retaining a proxy solicitation firm to aid in solicitation of Proxies from its shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed for out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company’s Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Internet Availability, Notice of the 2008 Annual Meeting of Shareholders, the Proxy Statement, the 2008 Annual Report and the accompanying proxy card, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company. Only one Notice of the 2008 Annual Meeting of Shareholders, Proxy Statement and Annual Report, as applicable, will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request from a shareholder who shares an address with another shareholder, the Company shall deliver a separate copy of the Notice of the 2008 Annual Meeting of Shareholders, Proxy Statement and Annual Report. In the future, shareholders can call or write the Company for a separate notice, annual report or proxy statement at (734) 414-6100 or 47827 Halyard Drive, Plymouth, MI 48170-2461. Similarly, those shareholders who share an address and wish to receive only one copy of the notice, annual report or proxy statement when they are receiving multiple copies can also call or write the Company at the number and address given above.
     Shares may be voted by record holders in four separate ways as follows: (i) by Internet at the website listed on the proxy; (ii) by toll-free telephone at the telephone number listed on the proxy; (iii) by completing and mailing the proxy, or (iv) by ballot at the Annual Meeting. Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on November 17, 2008 or, in the case of Internet or telephone voting, prior to 11:59 p.m. EST on November 17, 2008. Shares represented by a proxy received after these times will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. IF NO INSTRUCTIONS ARE MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND “FOR” THE APPROVAL OF THE 2004 PLAN PROPOSAL DESCRIBED IN THIS PROXY STATEMENT. A proxy also gives Messrs. Harry T. Rittenour, John H. Lowry, III and David W. Geiss discretionary authority, to the extent permitted by law, to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting; however, the Board does not intend to present any other matters at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company’s corporate offices at or before the Annual Meeting, (iii) voting again by telephone or Internet (prior to 11:59 p.m. EST on November 17, 2008), since only a shareholder’s latest vote will be counted, or, (iv) attending the Annual Meeting and voting in person, if the shareholder is a shareholder of record (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
     If a shareholder owns shares through a bank or broker in street name, the shareholder may instruct his or her bank or broker how to vote such shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. The election of directors is considered a routine matter, so a bank or broker will have discretionary authority to vote such shares held in street name on that proposal. The 2004 Plan Proposal is not considered a routine matter, so a bank or broker will not have discretionary authority to vote such shares held in street name on that proposal. A broker non-vote may also occur if a broker fails to vote shares for any reason.
     Abstentions, and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2008 Annual Meeting. Withheld votes will be excluded entirely from the vote on the election of directors and will therefore have no effect on the election. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. Approval of the 2004 Plan Proposal requires a majority of the votes cast on the matter. For purposes of determining the number of votes cast with respect to the 2004 Plan Proposal, only those cast “for” or “against” are included, and abstentions and broker non-votes are not counted for this purpose.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL 1 — ELECTION OF DIRECTORS
     At the Annual Meeting, Shareholders will be asked to elect a Board of eight directors to hold office, in accordance with the Bylaws of the Company, until the 2009 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The following table sets forth information regarding the nominees for election to the Company’s Board. The Board recommends a vote FOR each of the nominees for election. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED “FOR” THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board. Shares may not be voted cumulatively for the election of directors.
     The nominees named below have been selected by the Board of the Company. Each of the nominees is currently a director of the Company. The following information with regard to business experience has been furnished by the respective nominees for director.

Name and Age	Position, Principal Occupations and Other Directorships
W. Richard Marz, 65	Director since 2000 and Chairman of the Board since January 2008. Mr. Marz is President of MMW Group, a private technology consulting group he founded in 2006. From August 2005 to August 2006, he was a technical consultant to LSI Corporation (“LSI”), and prior to that time he was Executive Vice President, Worldwide Strategic Marketing (December 2003 to August 2005) and Executive Vice President, Communications and ASIC Technology (February 2002 to December 2003), of LSI. LSI is a semiconductor manufacturer. Mr. Marz also serves as a director of Lattice Semiconductor, Inc.

David J. Beattie, 66	Director since 1997. Mr. Beattie was President of McNaughton — McKay Electric Company (“MME”) from February 2001 to December 2004. MME is a distributor of industrial automation products and services.

Kenneth R. Dabrowski, 65	Director since 1999. Mr. Dabrowski has been President of the Durant Group, L.L.C., a management consulting firm, since December 2000, and a partner with American Industrial Partners, a New York based private equity firm. He was a member of the faculty at Massachusetts Institute of Technology from June 1999 to June 2004. Mr. Dabrowski was Vice President, Quality and Process Leadership, Ford Automotive Operations of Ford Motor Company from September 1996 to January 1999.

Philip J. DeCocco, 70	Director since 1996. Mr. DeCocco has been President of Sturges House, Inc., a company founded by Mr. DeCocco, since 1983. Sturges House, Inc. offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to various companies.

Robert S. Oswald, 67	Director since 1996. Mr. Oswald has been Chairman, Bendix Commercial Vehicle Systems, LLC, a manufacturer of air brakes and other safety systems, since October 2003 and served as Chairman and Chief Executive Officer from March 2002 to September 2003. Mr. Oswald is also Chief Executive Officer and a director of Paice, LLC, which is in the business of developing hybrid electric power train technology. Mr. Oswald was Chairman, President and Chief Executive Officer of Robert Bosch Corporation, a manufacturer of automotive components and systems, and a member of the Board of Management of Robert Bosch, GmbH from July 1996 to December 2000. Mr. Oswald also serves as a director of Dura Automotive Systems, Inc..

Name and Age	Position, Principal Occupations and Other Directorships
James A. Ratigan, 60	Director since 2003. Since May 2006, Mr. Ratigan has served as Vice President and Chief Financial Officer of Nitric BioTherapeutics, Inc., a privately held specialty pharmaceutical, drug delivery systems and biotechnology company. From August 2003 to April 2006, Mr. Ratigan was an independent consultant providing consultative services to two specialty pharmaceutical companies, a biotechnology company and a private equity firm. From June 1997 to August 2003, Mr. Ratigan was Executive Vice President, Chief Financial Officer and Secretary of Orapharma, Inc., a specialty pharmaceutical company that was acquired by Johnson and Johnson, Inc. Mr. Ratigan was a director of Perceptron from 1989 to 1996 and served as Perceptron’s Chief Operating Officer from May 1994 to April 1996 and Chief Financial Officer from December 1993 to June 1996.

Harry T. Rittenour, 62	Director since 2008. Since January 2008, Mr. Rittenour has been President and Chief Executive Officer of the Company. Prior to that he was Senior Vice President — Product Production and Quality of the Company from May 2001 to January 2008.

Terryll R. Smith, 58	Director since 1996. Mr. Smith has been President and Chief Executive Officer of Water Security Corp., an early stage technology start-up focused on drinking water applications, since January 2007. He was President and Chief Executive Officer of Novation Environmental Technologies Inc., a water purification company, from January 2000 to January 2007.
Director Compensation for Fiscal 2008
     The following table provides information as to compensation paid by Perceptron for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended June 30, 2008 by the members of our Board of Directors, other than Mr. Rittenour, whose compensation is described under “Compensation of Executive Officers”. All payments to members of the Board of Directors set forth in the table are made pursuant to the standard director compensation arrangements described under “Standard Director Compensation Arrangements.”
DIRECTOR COMPENSATION FOR FISCAL 2008

				All Other
	Fees Earned or		Option Awards	Compensation	Total
Name	Paid in Cash ($)		($) (1)(2)	($)	($)
W. Richard Marz(3)(4)	128,714	(5)	30,139	0	158,853
David J. Beattie(4)	35,500		13,957	0	49,457
Kenneth R. Dabrowski(4)	42,000	(6)	13,957	0	55,957
Philip J. DeCocco(4)	38,000	(7)	13,957	0	51,957
Robert S. Oswald(4)	36,000	(8)	13,957	0	49,957
James A. Ratigan(4)	41,000		13,957	0	54,957
Terryll R. Smith(4)	36,000		13,957	0	49,957

(1)	Represents the compensation cost incurred during fiscal year ended June 30, 2008 (“fiscal 2008”) associated with stock options awarded prior to June 30, 2008 under the 2004 Stock Incentive Plan (the “2004 Stock Plan”), calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” (“FAS 123R”). These amounts relate to options granted during the fiscal years ended June 30, 2008, 2007, and 2005. No options were granted during fiscal 2006. These amounts are based on the grant date fair value of such awards expensed over the requisite vesting period, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FAS 123R option award amounts shown above will ever be realized. The assumptions we used to calculate stock option expense under FAS 123R are included in Note 9 to our audited consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended June 30, 2008, 2007 and 2005.

(2)	At June 30, 2008, the members of our Board of Directors, other than Mr. Rittenour, held the following aggregate number of stock options:

Number of Securities
Name	Underlying Options
W. Richard Marz	93,000
David J. Beattie	28,000
Kenneth R. Dabrowski	46,000
Philip J. DeCocco	41,000
Robert S. Oswald	22,000
James A. Ratigan	34,000
Terryll R. Smith	25,000

(3)	During fiscal 2008, upon his appointment as the non-executive Chairman of the Board, Mr. Marz received an award of an option to purchase 50,000 shares of Common Stock under the 2004 Stock Plan. The grant date fair value of these option awards was $157,935. The assumptions we used to calculate grant date fair value under FAS 123R are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(4)	During fiscal 2008, each director, other than Mr. Rittenour, received an award of an option to purchase 8,000 shares of Common Stock under the 2004 Stock Plan. The grant date fair value of each of these option awards was $33,944. The assumptions we used to calculate grant date fair value under FAS 123R are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(5)	The director used $21,504 of his cash director fees to purchase 1,961 shares of the Common Stock at the fair market value of the Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Plan described under “Matters To Come Before the Meeting — Proposal 1 — Election of Directors — Standard Director Compensation Arrangements” below.

(6)	The director used all of his cash director fees to purchase 3,844 shares of the Common Stock, at the fair market value of the Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Plan described under “Matters To Come Before the Meeting — Proposal 1 — Election of Directors — Standard Director Compensation Arrangements” below.

(7)	The director used all of his cash director fees to purchase 3,490 shares of the Common Stock at the fair market value of the Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Plan described under “Matters To Come Before the Meeting — Proposal 1 — Election of Directors — Standard Director Compensation Arrangements” below.

(8)	The director used all of his cash director fees to purchase 3,306 shares of the Common Stock at the fair market value of the Common Stock on the date of purchase, pursuant to the Directors Stock Purchase Rights Option of the 2004 Stock Plan described under “Matters To Come Before the Meeting — Proposal 1 — Election of Directors — Standard Director Compensation Arrangements” below.
Standard Director Compensation Arrangements
     Our standard compensation arrangements for our Board of Directors who are not our employees (the “Eligible Directors”) are:

		Non-Executive
Type of Compensation	Director	Board Chair
Board Annual Retainer	$20,000	$100,000
Committee Chair Annual Retainers:
Audit	$8,000	—
Other	$5,000	—
Committee Annual Retainers Per Committee	$3,000	—

     The annual cash retainers identified above are paid quarterly on September 1, December 1, March 1 and June 1. All Eligible Directors, other than the non-executive Board Chair for meetings after August 15, 2008, receive $1,250 for each Board meeting attended. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.
     Eligible Directors are also eligible to participate in the 2004 Stock Plan, which replaced the Directors Stock Option Plan. The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the Board, administers the 2004 Stock Plan. Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards under the 2004 Stock Plan, including Eligible Directors, and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant. The 2004 Stock Plan permits grants to Eligible Directors of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, and deferred stock units at any time prior to October 22, 2014. Except for a single incentive stock option grant of 10,000 options, the Management Development Committee has only awarded non-qualified stock options under the 2004 Stock Plan. The exercise price for a non-qualified stock option will be not less than 100% of the fair market value of Common Stock on the date of grant. Fair market value means for purposes of determining the value of Common Stock on the grant date the closing sale price of the Common Stock on The Nasdaq Stock Market’s Global Market (“Nasdaq Global Market”) on the grant date. On January 21, 2008, the date he was appointed the non-executive Chairman of the Board, Mr. Marz received effective February 1, 2008, non-qualified stock options to purchase 50,000 shares, vesting one-fourth on each of the first four anniversaries of the date of grant. On September 4, 2007, each Eligible Director received non-qualified stock options to purchase 8,000 shares, vesting one-fourth on each of the first four anniversaries of the date of grant. The exercisability of such options is accelerated in the event of the occurrence of certain changes in control of the Company. See “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control.” In addition, such options become immediately exercisable in the event that the Eligible Director’s service on the Board is terminated by the Company, he is not re-nominated by the Company to serve on the Board or, if re-nominated, is not re-elected, or voluntarily resigns from the Board at the request of the Company. All options granted under the 2004 Stock Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director’s service as a director of the Company.
     The 2004 Stock Plan also permits Eligible Directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”). By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of a director’s fees payable from December 1 of that year to December 1 of the next year.
     Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year. On each of these dates, we determine the number of shares of Common Stock each Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date. This determination is made by dividing all director’s fees payable on each of those dates which the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date. Any portion of the director’s fees payable on each of those dates which the Director has not elected to receive in Common Stock will be paid to the Director in cash. The fair market value of the Common Stock will be determined by using the closing sale price of the Common Stock on the Nasdaq Global Market on the grant date. We will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests by written notice to receive his or her share certificate at any time during the year.
CORPORATE GOVERNANCE
Board of Directors and Committees
     The Board is responsible for direction of the overall affairs of the Company. Our directors are elected to serve until their successors are elected. The Board and each committee thereof meet formally from time to time and also take action by consent resolutions. During the fiscal year ended June 30, 2008, the Board met a total of six times. All of the current directors who are standing for re-election attended at least 75% of the total meetings of the Board, and of any committee on which they served, held during the period in fiscal 2008 in which they served as directors or members of any such committees. Our policy is that each director is strongly encouraged to attend the Annual Meeting of Shareholders if reasonably possible. All of the directors, except one, attended the 2007 Annual Meeting of Shareholders.
     The Board has delegated certain authority to an Audit Committee, a Management Development, Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee to assist it in executing its duties. The Board has adopted charters for each of these Committees. The charters are available on our website at www.perceptron.com. The Board determined that all of the directors, other than Mr. Rittenour, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. (“Nasdaq”). Mr. Marz has served as non-executive Chairman of the Board since January 2008 and presides over meetings of the Board of Directors and independent directors. Mr. Beattie served as lead director until January 2008 and presided over meetings of the independent directors while serving in that capacity. The composition and principal functions of each Committee are as follows:
     Audit Committee. The Audit Committee is currently comprised of three outside members of the Board: Messrs. Oswald, Ratigan, who serves as Chairman, and Smith. The Board determined that all of the members of the Audit Committee are independent as required by the rules of the Securities and Exchange Commission (“SEC”) and Nasdaq listing standards for audit committee members. In addition, the Board determined that Mr. Ratigan qualified as an “audit committee financial expert” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable Nasdaq rules. The Audit Committee held twelve meetings in fiscal 2008.
     On August 6, 2007 the Board approved and adopted the Audit Committee’s revised charter. The Audit Committee’s primary responsibilities include the following:
(i)	oversee the Company’s financial reporting process on behalf of the Board;

(ii)	review, appoint, compensate, retain and oversee the accounting firm to be appointed as the Company’s independent registered public accounting firm;

(iii)	review in advance the nature and extent of all services provided to the Company by its independent registered public accounting firm;

(iv)	review the independence of the Company’s independent registered public accounting firm;

(v)	review the scope, purpose and procedures of the audit;

(vi)	review the Company’s annual earnings press release, the audited financial statements and the proposed footnotes to be included in the Company’s Annual Report on Form 10-K with management and the auditors;

(vii)	report annually to the Board whether the Audit Committee recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC;

(viii)	review with such auditors its experience, findings and recommendations upon completion of the audit and receive from the auditors their required communications under generally accepted auditing standards;

(ix)	review the Company’s quarterly earnings releases and financial statements with management and the auditors;

(x)	review the Company’s Quarterly Reports on Form 10-Q for filing with the SEC;

(xi)	review the Company’s proxy statement when authority is delegated by the Board;

(xii)	review the adequacy of the Company’s internal accounting procedures and financial controls and management’s report on internal control over financial reporting required by applicable SEC rules;

(xiii)	oversee compliance by the Company with legal and regulatory requirements;

(xiv)	establish procedures for receipt, retention and handling of complaints and concerns regarding financial matters;

(xv)	act as the Qualified Legal Compliance Committee;

(xvi)	review and approve any related party transactions;

(xvii)	monitor the Company’s risk management activities;

(xviii)	review the performance of the finance and accounting department; and

(xix)	review and reassess annually the adequacy of the Audit Committee’s charter and performance.
     Management Development, Compensation and Stock Option Committee. The Management Development, Compensation and Stock Option Committee (“Management Development Committee”) is currently comprised of three outside members of the Board: Messrs. Beattie, DeCocco, who serves as Chairman, and Marz.
     On November 12, 2007, the Board approved and adopted the Management Development Committee’s revised charter. The Management Development Committee’s primary responsibilities include the following:
(i)	review the Company’s compensation programs and policies;

(ii)	establish and administer the compensation programs and policies for the Company’s CEO and other officers and key employees under its purview;

(iii)	administer the Company’s stock-based compensation plans;

(iv)	review and recommend compensation for service on the Board;

(v)	provide a compensation committee report for inclusion in the Company’s proxy statement;

(vi)	monitor the Company’s succession planning; and

(vii)	review and reassess annually the adequacy of the Management Development Committee’s charter and performance.
Eleven employees are currently under the purview of the Management Development Committee, including all of the executive officers named in the Summary Compensation Table included herein. Mr. Rittenour participates in meetings of the Management Development Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview. The Management Development Committee reviews and approves the compensation of employees under its purview other than Mr. Rittenour. The Management Development Committee separately determines the compensation of Mr. Rittenour in executive session. The Management Development Committee held eight meetings in fiscal 2008.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (“Nominating Committee”) is currently comprised of three outside members of the Board: Messrs. DeCocco, Dabrowski, who serves as Chairman, and Marz who served as Chairman until February 4, 2008. The Board determined that all members of the Nominating Committee are independent as required by the Nasdaq listing standards for nominating committee members.
     On November 12, 2007, the Board approved and adopted the Nominating Committee’s revised charter. The Nominating Committee’s primary responsibilities include the following:
(i)	establish criteria for the selection of new Board members;

(ii)	conduct searches and interviews for individuals qualified to become Board members;

(iii)	make recommendations to the Board regarding director nominees to stand for election as directors at each annual meeting of shareholders or to fill vacancies on the Board;

(iv)	recommend to the Board the directors to serve on the standing committees of the Board and the structure and functions of such committees;

(v)	develop policies and procedures for Board consideration of shareholder recommendations of Board nominees and handling of shareholder proposals;

(vi)	develop a process for shareholders to communicate with the Board;

(vii)	advise the Board on corporate governance matters, including development, review and assessment of corporate governance principles;

(viii)	oversee the Board and committee self-evaluation process;

(ix)	evaluate independence of each Board member; and,

(x)	review and reassess annually the adequacy of the Nominating Committee’s charter and performance.
     The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board members, management, shareholders, professionals and other sources outside the Company, which could include third party search firms. The Nominating Committee will evaluate and screen the list of potential nominees and narrow the list to individuals they believe best satisfy the needs of the Company, with a strong preference given to the continuation of the current Board members. The Nominating Committee will conduct interviews and gather additional information concerning the individuals. Based on the foregoing, the Nominating Committee will recommend to the Board the number of members of the Board to be elected at the next annual meeting of shareholders of the Company and the persons to be nominated for election to the Board. Director candidates need not possess any specific minimum qualifications. Rather, a candidate’s suitability for nomination and election to the Board will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board. Among the desired qualities that the Nominating Committee will consider are: (i) high ethical character; (ii) practical intelligence and judgment, an inquiring mind and a good range of problem solving skills; (iii) independence; (iv) ability to work in a collaborative culture; (v) high-level leadership experience and personal achievement; (vi) prior Board experience or experience advising or reporting to Boards preferably of a publicly traded company; (vii) sufficient personal commitment and time to devote to responsibilities as a director; and (viii) capacity and desire to represent the balanced best interests of the shareholders as a whole.
     The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources except that the Nominating Committee will not consider a director nominee proposed by a shareholder if (i) the shareholder does not submit the required information timely (see “Shareholder Proposals and Nominees for 2009 Annual Meeting — Shareholder Nominees”); (ii) the shareholder or group of shareholders proposing the director nominee do not beneficially own, in the aggregate, more than 5% of the Company’s Common Stock, with the Common Stock used to satisfy this requirement owned for at least one year prior to the date of the recommendation, or (iii) the shareholder proposes as the nominee himself or herself, or an affiliate or affiliated party. See “Shareholder Proposals and Nominees for 2009 Annual Meeting — Shareholder Nominees” for a description of the procedures to be used by shareholders to submit recommendations of possible director nominees to the Nominating Committee. The Nominating Committee held four meetings in fiscal 2008.
Shareholder Communications with the Board of Directors
     Shareholders desiring to communicate with the Board or any individual director may send communications to the Board in writing by mail addressed to the Board of Directors or an individual director, c/o Vice President, General Counsel & Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170 or by e-mail addressed to boardofdirectors@perceptron.com.
Code of Ethics
     We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Company’s directors, executive officers and other employees. The Code of Ethics is available on our website at www.perceptron.com. Shareholders may also obtain a written copy of the Code of Ethics, without charge, by sending a written request to the Investor Relations Department, Perceptron, Inc., 47827 Halyard Drive, Plymouth, Michigan 48170. We will disclose any amendments to, or waivers from, the provisions of the Code of Ethics applicable to the directors or executive officers on the Company’s website.
     Certain information relating to corporate governance matters can be viewed at www.perceptron.com. There we make available, free of charge, our (i) charters for the Audit Committee, Management Development, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee and (ii) Code of Ethics. We intend to post additional information on this website from time to time as the Board adopts or revises policies and procedures. The information found on our website is not part of this or any report we file with, or furnishes to, the SEC.

Audit Committee Report
     In accordance with its revised charter, which was approved and adopted by the Board on August 6, 2007, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the accounting policies, internal controls and financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company’s independent registered public accounting firm and the financial management of the Company.
     The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s (i) financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and (ii) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.
     The Audit Committee received from the independent registered public accounting firm and reviewed a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.
     The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as may be amended or supplemented, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements and internal controls.
     The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended June 30, 2008, including the quality of accounting principles and significant judgments affecting the financial statements and the results of Grant Thornton LLP’s independent audits described above.
     The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent registered public accounting firm.
     Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm and in light of its role and responsibilities, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for each of the last three years ended June 30, 2008 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the Securities and Exchange Commission. Further, the Audit Committee approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009.

AUDIT COMMITTEE:	James A. Ratigan, Chairman
Robert S. Oswald
Terryll R. Smith
Management Development, Compensation and Stock Option Committee Interlocks and Insider Participation
     The Management Development Committee currently consists of Messrs. Beattie, DeCocco and Marz. During fiscal 2008, no member of the Management Development Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the Management Development Committee formerly served as an officer of the Company or any of its subsidiaries. See “Proposal 1 — Election of Directors”. During fiscal 2008, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on our Board or on our Management Development Committee.

PROPOSAL 2 — AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN AND RE-APPROVAL OF
SECTION 162(m) PERFORMANCE GOALS UNDER 2004 STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2
Proposed Amendment to the 2004 Stock Plan
     The Company proposes to amend the 2004 Stock Incentive Plan (the “2004 Stock Plan”) to increase the total number of shares of Common Stock available for grant under such plan by 400,000 shares, from 600,000 to 1,000,000, and re-approve the performance goals included in the 2004 Stock Plan pursuant to Internal Revenue Code of 1986, as amended (the “Code”), Section 162(m) (“Code Section 162(m)”) (the “2004 Plan Proposal”). The Board of Directors believes that the 2004 Stock Plan Proposal will assist the Company in its efforts to attract and retain highly-qualified new executives, team members, consultants and non-employee directors and provide incentive to the Company’s existing key executives, team members and non-employee directors.
     The 2004 Plan Proposal is necessitated by the fact that there are insufficient shares of Common Stock currently available under the 2004 Stock Plan for the Company to continue to grant stock-based compensation to new and existing team members, consultants and non-employee directors. As of September 26, 2008, there are only 9,784 shares available for future grant under the 2004 Stock Plan. The amendment, if approved by the shareholders of the Company, will permit the continued use of stock-based compensation to attract new team members, consultants and non-employee directors and to retain and provide incentive to the Company’s existing team members, consultants and non-employee directors. The 2004 Stock Plan has not been amended to add additional shares since the Plan was adopted by shareholders on December 6, 2004. The Company has not made a broad-based grant of stock options to team members since January 2007 and to executive officers, other than for promotions and new hires, since June 2007.
     The Company’s team member compensation program reflects the Company’s philosophy that executive and team member compensation should be linked to performance. As a result, the Company’s Management Development Committee has historically favored stock-based compensation incentives for the Company’s executives and team members, such as stock options which permit the executives and team members to buy a specified number of shares of Common Stock at the fair market value on the date an option is granted. Such stock options gain value only if the price of the Common Stock increases above the exercise price.
     Further, the Company has a continuing need to attract highly qualified executive and team member candidates to meet the Company’s personnel requirements. The Company utilizes stock options as part of a standard compensation package developed to attract such candidates.
     If the 2004 Stock Plan is amended as proposed, the Company intends to continue to use stock options and other stock-based compensation as a key component of its team member compensation program as described above.
     If the 2004 Plan Proposal is not adopted, the Company believes that the number of available shares would be inadequate to meet the Company’s needs and would significantly impede the Company’s ability to attract new executives, team members, and non-employee directors and to retain existing key executives, team members and non-employee directors.
     In addition to the foregoing, shareholders are being requested to re-approve the Code Section 162(m) performance measures under the 2004 Stock Plan described under “Summary of the 2004 Stock Plan — Types of Awards — Code Section 162(m) Awards and Performance Measures”. If these performance measures are re-approved, restricted stock, restricted stock units, performance shares and performance share awards granted under the 2004 Stock Plan to certain executive officers of the Company using these performance measures will qualify as exempt performance-based compensation under Code Section 162(m).
     Code Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly traded companies. However, awards that are payable only upon attainment of performance measures approved by shareholders are exempt from Code Section 162(m). Code Section 162(m) generally requires such performance measures to be approved by shareholders every five years. Code Section 162(m) does not require shareholders to re-approve the stock option and stock appreciation right requirements under Code Section 162(m) described under “Summary of the 2004 Stock Plan — Types of Awards — Stock Options” and “Summary of the 2004 Stock Plan Types of Awards — Stock Appreciation Rights”.
     The performance measures being presented to shareholders for re-approval are the same performance measures originally approved by shareholders in connection with their approval of the 2004 Stock Plan on December 6, 2004. If the performance measures are approved by shareholders, the Management Development Committee will continue to have the ability to grant to the chief executive officer and the four other most highly paid executive officers restricted stock, restricted stock awards, performance shares and performance shares awards under the 2004 Stock Plan that are exempt from Code Section 162(m). To date, the Management Development Committee has not granted restricted stock, restricted stock awards, performance shares or performance share awards, although they may do so in the future. If the 2004 Plan Proposal is not approved by shareholders, the Management Development Committee will still be able to grant these types of awards, but they will not be exempt from Code Section 162(m). As a result, there will be a disincentive to the Management Development Committee considering these types of awards because of the less favorable tax treatment for the Company for these awards as compared to stock options and stock appreciation rights.
     Of the 600,000 shares reserved under the 2004 Stock Plan, as of September 26, 2008, only 9,784 shares are available for future grants, 515,825 are reserved for outstanding grants under the 2004 Stock Plan, 20,626 shares have been issued upon exercise of stock options previously granted under the 2004 Stock Plan and 53,766 shares have been or will be issued to non-employee directors in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company pursuant to the Directors Stock Purchase Rights Option.
Required Vote
     Approval of the 2004 Plan Proposal requires the affirmative vote of holders of a majority of the shares properly cast on the matter. Abstentions will have the effect of a vote against approval of the 2004 Plan Proposal and broker non-votes will have no effect.
     PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE 2004 PLAN PROPOSAL UNLESS OTHERWISE INDICATED ON THE PROXY.
The 2004 Stock Incentive Plan
     The 2004 Stock Plan was adopted by the Board of Directors on October 22, 2004 and approved by the shareholders on December 6, 2004. The 2004 Stock Plan expires on October 22, 2014. On October 2, 2008, the 2004 Stock Plan was amended and an amended and restated 2004 Stock Plan was adopted. The amended and restated 2004 Stock Plan was amended on October 2, 2008 to increase the total number of shares of Common Stock available for grant under such plan from 600,000 to 1,000,000. Such amendment is being submitted to the shareholders for approval at the Annual Meeting.
     As of September 26, 2008, an aggregate of 515,825 shares of Common Stock are reserved for issuance upon the exercise of options granted under the 2004 Stock Plan, and an additional 400,000 shares will be reserved upon approval of the proposed amendment to the 2004 Stock Plan. If, for any reason, an option lapses, expires or terminates without having been exercised in full, the unpurchased shares covered thereby are again available for grants of options under the 2004 Stock Plan.
     The purpose of the 2004 Stock Plan is to (i) promote the best interests of the Company and its shareholders by encouraging team members, consultants, and non-employee directors of the Company and its subsidiaries to acquire an ownership interest in the Company, and (ii) enhance the ability of the Company to attract, motivate and retain highly competent, effective and loyal team members, consultants and non-employee directors in order to create intrinsic value for shareholders.

     The Company believes that equity is a key element of the Company’s compensation package because equity awards encourage loyalty to the Company and align the interests of team members, consultants and non-employee directors directly with those of the Company’s shareholders. The amendment to the 2004 Stock Plan will allow the Company to continue to provide these individuals with equity incentives that are competitive with those companies with which the Company competes for talent.
     The 2004 Stock Plan replaced the 1992 Stock Option Plan (the “1992 Plan”) and the Directors Stock Option Plan (the “Directors Plan”) and currently is the Company’s only stock incentive plan. Without the approval of the amendment to the 2004 Stock Plan, the Company will not, without shareholder approval, be able to meet its future anticipated needs for stock incentive awards.
     In addition to stock options, the 2004 Stock Plan allows for awards of stock appreciation rights, restricted stock, restricted stock units, performance share awards and deferred stock units. To date the Company has granted only stock options under the 2004 Stock Plan. However, the Company believes that the 2004 Stock Plan will continue to enable it to design and grant different types of stock awards that may be more effective in the future in attracting, motivating and retaining key individuals essential for the Company’s success. A broader plan such as the 2004 Stock Plan gives the Company greater flexibility to design and manage equity-based compensation to meet the changing needs of its business over an extended period of time.
     Moreover, if the amendment to the 2004 Stock Plan is not approved by shareholders, no further stock incentive awards will be available for non-employee directors and non-employee directors will no longer be able to elect to receive Common Stock in lieu of their cash directors fees. The Company believes these stock incentives are important elements of the Company’s compensation package for non-employee directors and assist the Company in its efforts to attract and retain highly qualified outside directors. Further, the Company believes that director stock awards and stock purchase rights align non-employee directors’ interests and interests of the Company’s shareholders by encouraging non-employee directors to acquire shares of Common Stock.
     The closing price of a share of Common Stock on the Nasdaq Global Market on September 26, 2008 was $5.66. The proceeds received by the Company upon exercise of the awards of participants in the 2004 Stock Plan will be used for the general corporate purposes of the Company.
     The 2004 Stock Plan is available on the Company’s website at www.perceptron.com. A copy of the 2004 Stock Plan along with the proposed amendment will be furnished to any shareholder upon written request to the Company’s Secretary at the Company’s executive offices in Plymouth, Michigan.
Eligible Participants
     Participants in the 2004 Stock Plan shall be such employees (including employees who are directors), non-employee directors or consultants of the Company and its subsidiaries as the Management Development Committee in its sole discretion may select from time to time.
Summary of the 2004 Stock Plan
     The following is a summary of key provisions of the 2004 Stock Plan. This summary does not purport to be a complete description of all the provisions of the 2004 Stock Plan, and it is qualified in its entirety by reference to the full text of the 2004 Stock Plan.
     General. The 2004 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, director stock purchase rights and deferred stock units at any time prior to October 22, 2014. A total of 600,000 shares of Common Stock (1,000,000 shares of Common Stock, if the 2004 Plan Proposal is approved by shareholders) have been set aside for issuance under the 2004 Stock Plan, all of which may be granted as incentive stock options. This amount is subject to adjustment for stock splits and certain other corporate events. Approximately 250 full time employees and seven (7) non-employee directors of the Company are eligible to receive grants under the 2004 Stock Plan.

     Administration. The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the Board of Directors, will administer the 2004 Stock Plan. Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards and, subject to Code Section 409A and the regulations thereunder (“Code Section 409A”), has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability or vesting of awards or lapse of transfer restrictions, waiving or modifying performance conditions and transfer restrictions, and extending the post-termination exercise period of awards. Subject to the requirements of Code Section 409A, the Management Development Committee may delegate to one or more officers or a committee of such officers the authority to grant awards and to otherwise act with respect to awards made to participants who are not officers or directors of the Company. In accordance with current practice, the Management Development Committee has delegated such authority to the President, within parameters set by the committee from time to time.
Repricing Prohibition
     The 2004 Stock Plan does not permit the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new awards under the plan having a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce their exercise price without shareholder approval and compliance with the requirements of Code Section 409A.
Types of Awards
     Awards under the 2004 Stock Plan may be in the form of stock options (either incentive stock options or non-qualified options), stock appreciation rights, restricted stock or restricted stock units, performance share awards, director stock purchase rights and deferred stock units; or any combination thereof. The terms of awards under the 2004 Stock Plan will generally be set forth in an agreement between the Company and the recipient and will be determined by the Management Development Committee, unless specified in the 2004 Stock Plan.
•	Stock Options. Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. Options granted under the 2004 Stock Plan may be (i) incentive stock options under Section 422 of the Code, or (ii) non-qualified stock options. The exercise price for a stock option will be not less than 100% (110% for an incentive stock option granted to a 10% or more shareholder) of the fair market value of Common Stock on the date of grant. The fair market value per share of the Common Stock on September 26, 2008 was $5.66. Fair market value means the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the grant date. The aggregate fair market value of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code and regulations issued thereunder. An incentive stock option shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more shareholder) after the date of grant. No incentive stock options can be granted under the 2004 Stock Plan after October 22, 2014, but options granted before that date may be exercised thereafter. Options granted under the 2004 Stock Plan become exercisable and will expire at such times as the Management Development Committee may determine; provided that options will expire not later than ten years after grant. The maximum number of shares that may be subject to option grants under the 2004 Stock Plan to any participant during any one fiscal year of the Company is 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events). Payment for shares to be acquired upon exercise of options granted under the 2004 Stock Plan may be made (i) in cash, (ii) by check, (iii) at the discretion of the Management Development Committee, through a cashless exercise procedure whereby the holder provides an option exercise notice to the Company and simultaneously irrevocably instructs a broker to sell a sufficient number of shares from the option exercise to pay the option exercise price and accompanying taxes, (iv) at the Management Development Committee’s discretion, shares held by the holder for at least six months may be tendered to the Company to pay the exercise price and tax withholding obligations, if any, (v) any combination of the foregoing or (vi) other means determined by the Management Development Committee.
•	Stock Appreciation Rights. A stock appreciation right is an award which provides the holder with the ability to profit from the appreciation in value of a set number of shares of the Common Stock over a set period of time. The 2004 Stock Plan provides for the grant of two types of stock appreciation rights: tandem stock appreciation rights granted in conjunction with a stock option which entitles the holder to exercise it as an option or as an stock appreciation right and freestanding stock appreciation rights which are granted as independent instruments and are not issued in conjunction with any options. The exercise price for a stock appreciation right shall not be less than 100% of the fair market value of the shares of Common Stock covered by the stock appreciation right on the grant date and the per share exercise price subject to a tandem stock appreciation right will be the same per share exercise price as the related option. Stock appreciation rights granted under the 2004 Stock Plan become exercisable at such times as the Management Development Committee may determine or as set forth in the related option and shall not have a term of more than ten years. If a tandem stock appreciation right, a stock appreciation right shall be exercisable only at such times and in such amounts as the related option may be exercised. A tandem stock appreciation right shall terminate and cease to be exercisable no later than the date on which the related option expires or is terminated or canceled. Upon the exercise of a tandem stock appreciation right with respect to some or all of the shares subject to such stock appreciation right, the related option shall be canceled automatically as to the number of shares with respect to which the tandem stock appreciation right was exercised. Upon the exercise of an option related to a tandem stock appreciation right as to some or all of the shares subject to such Option, the related tandem stock appreciation right shall be canceled automatically as to the number of shares with respect to which the related option was exercised. The maximum number of shares that may be subject to stock appreciation rights under the 2004 Stock Plan granted to any participant during any one fiscal year of the Company is 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events). Upon exercise of a stock appreciation right, a participant will be entitled to payment from the Company, in cash, shares of Common Stock, or partly in each, as determined by the Management Development Committee in accordance with any applicable terms of the agreement.

•	Restricted Stock Awards and Restricted Stock Units. Restricted stock is Common Stock that is subject to risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock, or an equivalent value in cash, in the future, with the right to future delivery of the shares or cash subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted shares and restricted stock units will initially be non-transferable but will become transferable upon fulfillment of conditions established by the Management Development Committee at the time of grant. An award of restricted stock or restricted stock units may also be subject to vesting or other restrictions, which may include performance measures. All of the terms relating to vesting or other restrictions, including performance measures, the length of any performance period, and the termination of the restriction period relating to a restricted stock award or restricted stock unit, will be determined by the Management Development Committee and set forth in the agreement relating to such restricted stock award or restricted stock unit. The holder of restricted shares will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares. The holder of shares subject to a restricted stock unit will have no rights as a shareholder of the Company until share certificates are issued by the Company, but, at the discretion of the Management Development Committee, will have the right to receive a credit equal to the cash dividends paid on the number of shares subject to the restricted stock unit, which will be paid in additional shares of restricted stock (“Dividend Equivalent”).

•	Performance Share Awards. The 2004 Stock Plan also provides for the grant of performance share awards. A performance share award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive cash, shares of Common Stock, which may be restricted stock, or a combination of both. All of the terms relating to the satisfaction of performance measures, the length of any performance period, the amount of any performance share award granted, the amount of any payment or transfer to be made pursuant to any performance share award, and any other terms and conditions of any performance share award, will be determined by the Management Development Committee and included in an agreement between the recipient and the Company. Awards must be paid within 30 days after the Management Development Committee certifies satisfaction of the performance goals. The holder of performance share awards who receive the award in the form of restricted stock will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares, but will be prohibited from transferring the stock until the satisfaction of the performance measures. Performance share awards may also be granted in the form of units providing the right to receive shares of Common Stock, or an equivalent in cash, in the future. The holder of a performance share award unit will have no right as a shareholder of the Company until share certificates are issued by the Company and, at the discretion of the Management Development Committee, will have Dividend Equivalent rights.
•	Directors Stock Purchase Rights. The 2004 Stock Plan also permits non-employee directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”). Under the terms of the 2004 Stock Plan, eligible non-employee directors are also eligible for awards under the 2004 Stock Plan in addition to their meeting fees. See “Further Information — Compensation of Directors and Executive Officers — Directors.”

Under the Directors Stock Purchase Rights Option, non-employee directors may elect to use all or a portion of their annual directors fees payable in cash to purchase Common Stock in exchange for all or a portion of director fees payable from December 1 of that year to December 1 of the next year.

Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year. On each of these dates, the Company will determine the number of shares of the Common Stock each Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date. This determination will be made by dividing all director’s fees payable on each of those dates that the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date. Any portion of the director’s fees payable on each of those dates that the Director has not elected to receive in Common Stock will be paid to the Director in cash. The fair market value of the Common Stock will be determined by the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the first day of the month in which the quarterly payment date for directors fees falls. The Company will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

If a director participating in the Directors Stock Purchase Rights Option dies, becomes disabled, or ceases to be a director of the Company for any reason, the amount of such director’s accrued cash compensation that has not yet been issued in the form of Common Stock will be paid to such director or his or her executor or other legal representative and his or her right to receive further shares of Common Stock under the Directors Stock Purchase Rights Option will terminate.

•	Deferred Stock Units. The 2004 Stock Plan permits participants designated by the Management Development Committee who are among a select group of management or highly compensated team member of the Company to elect to reduce compensation otherwise payable in cash in exchange for a grant of deferred stock units (subject to minimums and maximums imposed by the Management Development Committee and the requirements of Code Section 409A). Participants have no voting rights with respect to deferred stock units until the issuance of shares under the plan. Participants are entitled to Dividend Equivalents with respect to cash dividends having a record date prior to the date on which deferred stock units are settled (paid by crediting such participant with additional deferred stock units). Settlement of deferred stock units is made by issuance of fully vested Common Stock.

•	Code Section 162(m) Awards and Performance Measures. In its discretion, the Management Development Committee may designate any grant of restricted stock, restricted stock units or performance share award to any 2004 Stock Plan participant as intended to satisfy the requirements of Code Section 162(m). Restrictions on transfer relating to such restricted stock, restricted stock units or performance share awards will lapse upon satisfaction of written objective performance measures using one or more of the following criteria: (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes, depreciation and/or depreciation, (vii) net income; (viii) cash flow; (ix) expenses; (x) stock market price; (xi) earnings per share; (xii) operating income per share; (xiii) return on stockholder equity; (xiv) return on capital; (xv) return on net assets; (xvi) economic value added; (xvii) market share; (xviii) return on investment; (xix) profit after tax; (xx) product approval; (xxi) market capitalization; (xxii) new products; and (xxiii) research and development activity. The restriction or performance period may be a one, two, three, four or five fiscal year period, determined by the Management Development Committee. A performance-based restricted stock award, restricted stock unit or performance share award shall not be paid until the Management Development Committee has certified in writing that the applicable performance measures have been attained. The performance measures criteria stated above are required to be reapproved by shareholders of the Corporation, to the extent required by Section 162(m) of the Code, which currently requires such reapproval at the first shareholders meeting that occurs in the fifth year following the effective date of the plan and, if the 2004 Plan Proposal is approved by shareholders, the first shareholders meeting that occurs in the fifth year following the re-approval by the shareholders of the performance measures. Dividends paid on Code Section 162(m) restricted stock or performance share awards shall be automatically reinvested in additional shares of restricted stock.
No participant may be granted a Code Section 162(m) restricted stock, restricted stock unit, performance share or performance share award unit during any one fiscal year of the Company for more than 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events), or, if the performance share award unit is not based upon a set number of shares of Common Stock, then no participant may receive a performance share award unit that could result in such participant receiving more than $500,000 for each fiscal year of the Company covered by the performance period for the award.
Change in Control or Termination of Employment
     Unless otherwise provided in the applicable agreement, any portion of an option or stock appreciation right which is not yet exercisable, any portion of a restricted stock grant or restricted stock unit which is not yet transferable and any portion of a performance share award with respect to which performance measures have not yet been achieved will be forfeited if the participant terminates employment or services for any reason.
     Participants shall have the right within the period specified in the applicable agreement to exercise an option or stock appreciation right to the extent it was exercisable and unexercised on the date of the participant’s termination of employment or services, death, or disability, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an incentive stock option may be forfeited if the option is exercised more than (i) three months after a participant’s termination of employment, or (ii) one year after the participant’s date of death or participant’s termination of employment due to disability.
     Subject to the requirements of Section 162(m) and 409A, the Management Development Committee has discretion under the 2004 Stock Plan to accelerate the exercisability of options and stock appreciation rights, extend the exercise period of an option or stock appreciation right and waive the restrictions or conditions applicable to restricted stock, restricted stock units or performance share awards, in the event of a participant’s termination of employment or services, death or disability.
     The Management Development Committee in its discretion may provide in the applicable agreements with participants or otherwise that in the event of a change in control of the Company, as defined in the 2004 Stock Plan, or the occurrence of a change in control as determined by the Management Development Committee, any or all of the following will occur: (i) any outstanding option or stock appreciation right granted to participants immediately shall become fully vested and exercisable in full, regardless of any installment provision applicable to such option or stock appreciation right; (ii) the remaining restriction period on any shares of Common Stock subject to a restricted stock grant or restricted stock unit immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding performance share awards granted to participants, and such awards shall become payable in full; (iv), for purposes of any deferred stock unit granted to participants, payments due under the deferred stock unit shall become immediately payable if the change in control satisfies the requirements under Code Section 409A; or (v) such other treatment as the Management Development Committee may determine. The Management Development Committee may, in its sole discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any option or stock appreciation right outstanding immediately prior to the change in control shall be canceled in exchange for a payment with respect to each vested share of Common Stock subject to such canceled option or stock appreciation right in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the excess of the fair market value of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share under such option or stock appreciation right (the “Spread”). In the event such determination is made by the Management Development Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to participants in respect of their canceled options and stock appreciation rights as soon as practicable following the date of the change in control.
Assignments
     Except as otherwise determined by the Management Development Committee, no award under the 2004 Stock Plan shall be assignable except by will or the laws of descent and distribution.
Adjustments
     The shares of Common Stock under the 2004 Stock Plan and subject to any award under the Plan shall be adjusted pro rata for stock dividends, stock splits, reverse stock splits and other similar transactions.
     In the event of a liquidation of the Company, the Management Development Committee may provide for outstanding awards to become exercisable in full and all restrictions on such awards to lapse and for such awards to terminate on the effective date of the liquidation.
     In the event of a merger of the Company in which the Company is not the survivor, a reverse triangular merger in which the Company becomes a subsidiary of another company, a sale of all or substantially all of the assets of the Company or other similar transaction (a “Corporate Transaction”), it is intended that the awards will be assumed by the acquirer, subject to the requirements of Code Section 409A. If the awards are not assumed, subject to the requirements of Section 409A, the awards shall become fully exercisable and all restrictions on such awards shall lapse and the Management Development Committee may provide for such awards to terminate on a date established by the committee.
Termination or Amendment
     The 2004 Stock Plan shall continue in effect until the earlier of October 22, 2014, its termination by the Board or the issuance of all shares under the plan. The Management Development Committee may at any time discontinue granting awards under the 2004 Stock Plan.
     The Management Development Committee may amend the 2004 Stock Plan, except that no amendment may adversely affect the rights of any participant without his or her consent and no amendment will, without the approval of the shareholders of the Company, and without complying with Code Section 409A, materially increase the benefits accruing to participants under the 2004 Stock Plan, increase the number of shares of Common Stock available under the 2004 Stock Plan, change the group of persons eligible to receive awards, permit the repricing of options or stock appreciation rights in a fashion prohibited as described under “Repricing Prohibition” above, or permit the granting of options with exercise prices below fair market value. The 2004 Stock Plan and agreements issued under the plan are subject to amendment, with or without notice to participants, on a prospective or retroactive basis, including amendments that adversely affect the rights of participants, to the extent necessary to comply with Code Section 409A.
     So long as the Common Stock is listed on the Nasdaq Global Market, the Company will also be subject to Nasdaq requirements that prohibit the Company from materially amending the 2004 Stock Plan without the approval of shareholders.

Federal Income Tax Consequences
     The following discussion outlines the current federal income tax consequences of the 2004 Stock Plan but does not purport to be a complete analysis of all of the potential tax effects of the 2004 Stock Plan. Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. Each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2004 Stock Plan.
     Incentive Stock Options. A participant who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option. However, the difference between the fair market value of the Common Stock received on the date of exercise and the option exercise price is a tax preference item that may subject the participant to alternative minimum tax. A participant generally will receive long-term capital gain or loss treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the participant holds the stock acquired for more than one year. A participant who disposes of shares acquired by exercise prior to the expiration of the forgoing holding periods recognizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price. Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the participant as long or short-term capital gain, depending on the length of the holding period. To the extent that the participant recognizes ordinary income, the Company will receive a corresponding tax compensation deduction.
     Non-qualified Stock Options. A participant will not recognize income upon the grant of a non-qualified stock option. Upon exercise, the participant will recognize ordinary income equal to the excess of the fair market value of the Common Stock received on the date of exercise over the price paid for the stock. The Company is entitled to a tax compensation deduction equal to the ordinary income recognized by the participant. Any taxable income recognized by an employee participant in connection with an option exercise is subject to income and employment tax withholding. When the participant disposes of shares acquired by the exercise of an option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital, depending upon the length of the holding period.
     Stock Appreciation Rights. A participant will not recognize income upon the grant of a stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received from the exercise, which will be subject to income and employment tax withholding for an employee participant. The Company will receive a tax compensation deduction equal to the ordinary income recognized by the participant. When the participant disposes of shares acquired by the exercise of a stock appreciation right, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the length of the holding period.
     Restricted Stock and Restricted Stock Units. Generally, a participant who is granted restricted stock or restricted stock units will not be taxed on the grant. However, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock or cash received when the restrictions lapse, at which time an employee participant also will be subject to income and employment taxes. The Company will receive a compensation tax deduction equal to the ordinary income recognized by the participant. If a participant receives a restricted stock or restricted stock unit award before the restrictions have lapsed, while the award is subject to a “substantial risk of forfeiture,” as defined in Section 83(b) of the Code, the participant may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the participant will be taxed on the fair market value of the award as of the grant date, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the participant. Upon disposition of any shares received from a restricted stock or restricted stock unit award, any excess over the fair market value of the shares when the restrictions lapsed (or the fair market value of the shares when a Code Section 83(b) election was filed) will be subject to long or short-term capital gain, depending upon the length of the holding period.
     Performance Share Awards. Generally, a participant will not be taxed upon the grant of a performance share award that is subject to restrictions or performance goals. However, the participant will recognize ordinary income equal to the cash or fair market value of the Common Stock, or combination thereof, received when the restrictions or other performance goals have been satisfied, at which time an employee participant also will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the participant. A participant who receives a performance share award that is subject to a “substantial risk of forfeiture,” as defined in Section 83 of the Code, may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the participant will be taxed on the fair market value of the award as of the date of grant, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the participant.
     Deferred Stock Units. Generally, a participant will not be taxed on the grant of a deferred stock unit. When a deferred stock unit ultimately is settled in shares or cash and distributed from the 2004 Stock Plan, a participant will recognize ordinary income in the year of settlement equal to the fair market value of the Common Stock or cash received, and an employee participant will be subject to income and employment tax withholding on such amount at the time of settlement. The Company will receive s tax compensation deduction equal to the ordinary income recognized by the participant. Upon the sale of any shares received, any excess over the fair market value of the shares on the settlement date will taxed to the participant as long or short-term capital gain, depending upon the length of the holding period.
     Directors Stock Purchase Rights. A Director who elects to purchase shares of Common Stock under the 2004 Stock Plan using all or a part of his or her cash directors’ fees will recognize ordinary income at each quarterly payment date equal to the fair market value of the shares received, which generally will equal the cash directors’ fees used to purchase the shares. The Company will receive a tax compensation deduction equal to the ordinary income recognized by the Director. Upon the sale of shares received, any excess over the fair market value of the shares recognized on the original quarterly payment date will be taxed to the Director as long or short-term capital gain, depending upon the length of the holding period.
     Code Section 162(m). Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly-paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance targets that are approved in advance by shareholders, are excluded from the deduction limit. Awards of options and stock appreciation rights under the 2004 Stock Plan are intended to be exempt from the deduction limits under Code Section 162(m). At the discretion of the Management Development Committee, restricted stock, restricted stock units and performance share awards may be granted under the 2004 Stock Plan in a manner that exempts them from Code Section 162(m).
     Code Section 409A. We have also structured the 2004 Stock Plan with the intention that it comply with Section 409A of the Code which may impose additional taxes on our executives and other team members for certain types of deferred compensation that are not in compliance with Section 409A. However, the Company does not generally assume responsibility for any additional tax, interest or penalties under Code Section 409A arising out of payments under the 2004 Stock Plan.
New Incentive Plan Benefits
     The future benefits or amounts that would be received under the 2004 Stock Plan by executive officers and other team members are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2004 Stock Plan had been in effect cannot be determined.
Aggregate Stock Options Granted Under the 2004 Stock Plan from Plan Inception
     The following table lists each person named in the Summary Compensation Table under “Further Information — Executive Compensation — Summary Compensation Table”, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received or is to receive at least five percent of the options under the 2004 Stock Plan, and all current team members of the Company (other than executive officers) as a group, indicating, as of September 26, 2008, the aggregate number and weighted average exercise price of options granted under the 2004 Stock Plan to each of the foregoing since the inception of the plan in 2004. The table does not include options previously granted under the Company’s 1992 Stock Option Plan, 1998 Stock Option Plan or Directors Stock Option Plan. The table also does not include the following shares purchased by non-employee Directors under the Directors Stock Purchase Rights Option: Mr. Marz 11,632 shares, Mr. Dabrowski 14,479 shares, Mr. DeCocco 13,916 shares and Mr. Oswald 13,739 shares.

	Option Shares
	Granted Under		Weighted
	2004 Stock Plan		Average
Name and Principal Position	From Plan Inception(1)		Exercise Price($)
Harry T. Rittenour, President and Chief Executive Officer	127,500	(2)	8.64
Paul J. Eckhoff, Senior Vice President — Commercial Products Business Unit	15,000	(3)	8.92
Mark S. Hoefing, Senior Vice President — Industrial Business Unit	33,000	(4)	9.25
John H. Lowry, III, Vice President — Finance and Chief Financial Officer	25,000	(5)	9.90
Alfred A. Pease, former President and Chief Executive Officer	55,000	(6)	8.04
Wilfred J. Corriveau, former Senior Vice President — Automotive Business	25,000	(7)	7.95
W. Richard Marz, Chairman of the Board, Director and Director Nominee	66,000	(8)	9.07
David J. Beattie, Director and Director Nominee	16,000	(9)	9.89
Kenneth R. Dabrowski, Director and Director Nominee	16,000	(9)	9.89
Philip J. DeCocco, Director and Director Nominee	16,000	(9)	9.89
Robert S. Oswald, Director and Director Nominee	16,000	(9)	9.89
James A. Ratigan, Director and Director Nominee	16,000	(9)	9.89
Terryll R. Smith, Director and Director Nominee	16,000	(9)	9.89
All Current Executive Officers as a Group (4 persons)	200,500		8.92
All Current Directors (other than Executive Officers) as a Group (7 persons)	162,000		9.56
All Current Team Members (other than Executive Officers) as a Group	110,825		8.58

(1)	All options are non-qualified stock options, except that 10,000 shares held by Mr. Hoefing are incentive stock options. The exercise price of all options is equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)	Options for 12,500, 15,000 and 100,000 shares held by Mr. Rittenour, become exercisable in cumulative annual installments of 25% beginning January 2, 2007, June 1, 2008 and February 1, 2009, respectively, and expire on the earlier of January 1, 2016, May 31, 2017 and January 31, 2018, respectively, or, if earlier, one year after Mr. Rittenour’s death or permanent disability or three months after Mr. Rittenour’s termination of employment. As of September 26, 2008, Mr. Rittenour held unexercised options for 127,500 shares of Common Stock under the 2004 Stock Plan, of which 10,000 options are exercisable.

(3)	Options for 15,000 shares held by Mr. Eckhoff, become exercisable in cumulative annual installments of 25% beginning June 1, 2008 and expire on the earlier of May 31, 2017, or, if earlier, one year after Mr. Eckhoff’s death or permanent disability or three months after Mr. Eckhoff’s termination of employment. As of September 26, 2008, Mr. Eckhoff held unexercised options for 15,000 shares of Common Stock under the 2004 Stock Plan, of which 3,750 options are exercisable.

(4)	Options for 10,000, 5,000, 8,000 and 10,000 shares held by Mr. Hoefing, become exercisable in cumulative annual installments of 25% beginning January 3, 2006, January 2, 2007, June 1, 2008 and April 1, 2009, respectively, and expire on the earlier of January 2, 2015, January 1, 2016, May 31, 2017 and March 31, 2018, respectively, or, if earlier, one year after Mr. Hoefing’s death or permanent disability or three months after Mr. Hoefing’s termination of employment. As of September 26, 2008, Mr. Hoefing held unexercised options for 33,000 shares of Common Stock under the 2004 Stock Plan, of which 12,000 options are exercisable.

(5)	Options for 25,000 shares held by Mr. Lowry, become exercisable in cumulative annual installments of 25% beginning July 2, 2008 and expire on the earlier of July 1, 2017, or, if earlier, one year after Mr. Lowry’s death or permanent disability or three months after Mr. Lowry’s termination of employment. As of September 26, 2008, Mr. Lowry held unexercised options for 25,000 shares of Common Stock under the 2004 Stock Plan, of which 6,250 options are exercisable.

(6)	Options for 25,000 and 30,000 shares held by Mr. Pease, become exercisable in cumulative annual installments of 25% beginning January 2, 2007 and June 1, 2008, respectively, and expire on the earlier of January 1, 2016 and May 31, 2017, respectively, or, if earlier, one year after Mr. Pease’s death or permanent disability or three months after Mr. Pease’s termination of employment. As of September 26, 2008, Mr. Pease held unexercised options for 42,500 shares of Common Stock under the 2004 Stock Plan, of which 20,000 options are exercisable.

(7)	Options for 15,000 and 12,500 shares held by Mr. Corriveau, became exercisable in cumulative annual installments of 25% beginning January 2, 2007 and June 1, 2008, respectively, and expired three months after Mr. Corriveau’s termination of employment. As of September 26, 2008, there were no options that remained outstanding.

(8)	Options for 8,000, 8,000 and 50,000 shares held by Mr. Marz, become exercisable in cumulative annual installments of 25% beginning September 1, 2007, September 4, 2008 and February 1, 2009, respectively, and expire on the earlier of August 31, 2016, September 3, 2017 and January 31, 2018, respectively, or, if earlier, one year after Mr. Marz’s death or permanent disability or three months after Mr. Marz’ termination of services. As of September 26, 2008, Mr. Marz held unexercised options for 66,000 shares of Common Stock under the 2004 Stock Plan, of which 6,000 are exercisable.

(9)	Options for 8,000 and 8,000 shares held by Messrs. Beattie, Dabrowski, DeCocco, Oswald, Ratigan and Smith, become exercisable in cumulative annual installments of 25% beginning September 1, 2007 and September 4, 2008, respectively, and expire on the earlier of August 31, 2016 and September 3, 2017, respectively, or, if earlier, one year after Messrs. Beattie’s, Dabrowski’s, DeCocco’s, Oswald’s, Ratigan’s and Smith’s death or permanent disability or three months after Mr. Beattie’s, Dabrowski’s, DeCocco’s, Oswald’s, Ratigan’s and Smith’s termination of services. As of September 26, 2008, Messrs. Beattie, Dabrowski, DeCocco, Oswald, Ratigan and Smith held unexercised options for 16,000 shares of Common Stock under the 2004 Stock Plan, of which 6,000 are exercisable.
Equity Compensation Plan Information
     The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2008, including the 2004 Stock Plan, the 1992 Stock Option Plan, the Directors Stock Option Plan, the 1998 Global Team Member Stock Option Plan, and the Employee Stock Purchase Plan (together, the “Plans”):

		Weighted-	Number of securities
		average exercise	remaining available for
	Number of securities	price of	future issuance under
	to be issued upon	outstanding	equity compensation
	exercise of	options,	plans (excluding
	outstanding options,	warrants	securities
Plan Category	warrants and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders:
2004 Stock Incentive Plan	514,325 (1)	$9.00	16,038
1992 Stock Option Plan	183,700 (2)	$4.05	—
Directors Stock Option Plan	127,000 (2)	$4.50	—
Employee Stock Purchase Plan	— (3)	—	114,738

Total of equity compensation plans approved by shareholders	825,025	$7.21	130,776
Equity compensation plans not approved by shareholders: 1998 Global Team Member Stock Option Plan	447,887 (4)	$6.27	—

Total:	1,272,912	$6.88	130,776

(1)	Awards under the 2004 Stock Plan may be in the form of stock options, stock appreciation rights, restricted stock or restricted stock units, performance share awards, director stock purchase rights and deferred stock units; or any combination thereof.

(2)	The 2004 Stock Plan replaced the 1992 Stock Option Plan and Directors Stock Option Plan effective December 7, 2004. Further grants under these plans have been cancelled.

(3)	Does not include an undeterminable number of shares subject to a payroll deduction election under the Employee Stock Purchase Plan for the period from July 1, 2008 until December 31, 2008, which will not be issued until January 2009.

(4)	The 1998 Global Team Member Stock Option Plan expired on February 25, 2008. No further grants under this plan will be made.
1998 Global Team Member Stock Option Plan
     On February 26, 1998, the Company’s Board approved the 1998 Global Team Member Stock Option Plan (the “1998 Plan”), pursuant to which non-qualified stock options may be granted to employees who are not officers or directors or subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 1998 Plan has been amended by the Board on several occasions thereafter. The 1998 Plan expired on February 25, 2008. No further grants under this plan will be made. The expiration of the 1998 Plan does not affect any awards previously granted under the 1998 Plan.
     The purpose of the 1998 Plan is to promote the Company’s success by linking the personal interests of non-executive employees to those of the Company’s shareholders and by providing participants with an incentive for outstanding performance. The 1998 Plan authorizes the granting of non-qualified stock options only. The President of the Company administers the 1998 Plan and has the power to set the terms of any grants under the 1998 Plan. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option has a term of more than ten years. All of the options that are currently outstanding under the 1998 Plan become exercisable ratably over a four-year period beginning at the grant date and expire ten years from the date of grant. If, for any reason, an option lapses, expires or terminates without having been exercised in full, the unpurchased shares covered thereby are again available for grants of options under the 1998 Plan. In addition, if the option is exercised by delivery to the Company of shares previously acquired pursuant to options granted under the 1998 Plan, then shares of Common Stock delivered in payment of the exercise price of an option will again be available for grants of options under the 1998 Plan.
     The exercise price is payable in full in cash at the time of exercise; or in shares of Common Stock, (but generally, only if such shares have been owned for at least six months or, if they have not been owned by the optionee for at least six months, the optionee then owns, and has owned for at least six months, at least an equal number of shares of Common Stock as the option shares being delivered); or the exercise price may be paid by delivery to the Company of a properly executed exercise notice, together with irrevocable instructions to the participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm (“cashless exercise” procedure).
     Generally, if the employment by the Company of any optionee who is an employee terminates for any reason, other than by death or total and permanent disability, any option which the optionee is entitled to exercise on the date of employment termination may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or three months after the date of employment termination, but only to the extent of the accrued right to purchase at the date of such termination. In addition, the President of the Company has the discretionary power to extend the date to exercise beyond three months after the date of employment termination. If the employment of any optionee who is an employee is terminated because of total and permanent disability, the option may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or one year after the date of termination of employment, but only to the extent of the accrued right to purchase at the date of such termination. If any optionee dies while employed by the Company and, if at the date of death, the optionee is entitled to exercise an option, such option may be exercised by any person who acquires the option by bequest or inheritance or by reason of the death of the optionee, or by the executor or administrator of the estate of the optionee, at any time before the earlier of the expiration date of the option or one year after the date of death of the optionee, but only to the extent of the accrued right to purchase at the date of death.
     The 1998 Plan provides for acceleration of vesting of awards in the event of a change in control of the Company. See “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control” for a definition of change in control. The Board may amend or terminate the 1998 Plan at any time without shareholder approval, but no amendment or termination of the 1998 Plan or any award agreement may adversely affect any award previously granted under the 1998 Plan without the consent of the participant. The Nasdaq listing requirements prohibit the Company from amending the 1998 Plan to add additional shares of Common Stock without shareholder approval.
SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS
Principal Shareholders
     The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 8,850,359 shares of Common Stock outstanding on September 26, 2008. The information as to each person has been furnished by such person.

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership(1)		of Class
Rutabaga Capital Management LLC 64 Broad Street, 3rd Floor Boston, MA 02109	881,505	(2)	9.96
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	737,900	(3)	8.34
Nicusa Capital Partners, L.P. 17 State Street, 16th Floor New York, NY 10004	577,952	(4)	6.53
Signia Capital Management LLC 108 N. Washington Street, Suite 305 Spokane, WA 99201	520,637	(5)	5.88

(1)	Unless otherwise indicated below, each shareholder listed has sole voting and sole investment power with respect to all shares beneficially owned by such person.

(2)	Based on a Holdings Report on Form 13F dated on August 4, 2008 and filed with the SEC, on August 8, 2008, and its statement on Schedule 13G, dated and filed with the SEC on May 12, 2008, Rutabaga Capital Management LLC (“Rutabaga”) has sole power to dispose of 881,505 shares, sole power to vote 293,900 shares and shared power to vote 587,605 shares of Common Stock. The Form 13F disclosed that Rutabaga owned 881,505 shares as of June 30, 2008.

(3)	Based on a Holdings Report on Form 13F, dated and filed with the SEC on August 11, 2008, by Royce & Associates, LLC (“Royce”). The Form 13F disclosed that Royce owned 737,900 shares as of June 30, 2009.

(4)	Based on a Holdings Report on Form 13F, dated and filed with the SEC on August 14, 2008, by Nicusa Capital Partners, L.P. (“Nicusa”). The Form 13F disclosed that Nicusa owned 577,952 shares as of June 30, 2008.

(5)	Based on a Holdings Report on Form 13F, dated July 30, 2008 and filed with the SEC on July 31, 2008, Signia Capital Management LLC (“Signia”) has sole power to dispose of 520,637 shares, and sole power to vote 187,789 shares of Common Stock. The Form 13F disclosed that Signia owned 520,637 shares as of June 30, 2008.
Beneficial Ownership by Directors and Executive Officers
     The following table sets forth information with respect to beneficial ownership of the Common Stock by each of our directors and director nominees, the persons named in the Summary Compensation Table and by all our directors and executive officers as a group as of September 26, 2008, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

	Amount and Nature
Name of Beneficial Owner (1)	Of Beneficial Ownership	Percent of Class
David J. Beattie (2)(3)	22,770	*
Kenneth R. Dabrowski (2)(4)	94,513	1.06%
Philip J. DeCocco (2)(5)	72,341	*
W. Richard Marz (2)(6)	67,098	*
Robert S. Oswald (2)(7)	86,811	*
James A. Ratigan (2)(8)	24,000	*
Harry T. Rittenour (2)(9)	113,700	1.27%
Terryll R. Smith (2)(10)	15,000	*
Paul J. Eckhoff (11)	13,750	*
Mark S. Hoefing (12)	77,813	*
John H. Lowry, III (13)	8,450	*
Alfred A. Pease (14)	208,139	2.34%
Wilfred J. Corriveau (15)	416	*
All current executive officers and directors as a group (11 persons)(3-13)(16)	596,246	6.49%

*	Less than 1% of class

(1)	To the best of the Company’s knowledge, based on information reported by such directors and officers or contained in the Company’s shareholder records.

(2)	Serves as a member of the Board of the Company.

(3)	Includes options to purchase 18,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(4)	Includes options to purchase 36,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(5)	Includes options to purchase 31,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(6)	Includes options to purchase 33,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(7)	Includes options to purchase 12,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(8)	Represents options to purchase 24,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(9)	Includes options to purchase 113,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(10)	Represents options to purchase 15,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(11)	Represents options to purchase 13,750 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(12)	Includes options to purchase 35,300 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(13)	Includes options to purchase 6,250 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

(14)	Includes options to purchase 39,100 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008. Mr. Pease resigned as President, Chief Executive Officer and Chairman of the Board in January 2008. Mr. Pease serves an advisory role to the Company.

(15)	Mr. Corriveau’s employment as Senior Vice President — Global Automotive terminated in September 2007.

(16)	Includes options to purchase 337,800 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 26, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. Directors, officers and greater than ten percent shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure to file by these dates during our last fiscal year. To our knowledge, all of these filing requirements were satisfied during our last fiscal year by our officers, directors and ten percent shareholders. In making this statement, we have relied solely on the written representations of our directors, officers and ten percent shareholders and copies of the reports that have been filed with the SEC.
EXECUTIVE OFFICERS
     The executive officers listed below were appointed by the Board and serve in the capacities indicated. Executive officers are normally appointed annually by the Board and serve at the pleasure of the Board.

Name and Age	Position and Principal Occupations
Harry T. Rittenour, 62	President and Chief Executive Officer of the Company since January 2008. Mr. Rittenour’s business experience is described under “Proposal 1 — Election of Directors.”

Paul J. Eckhoff, 46	Senior Vice President — Commercial Products Business Unit of the Company since March 2007 and General Manager — Commercial Products from October 2005 to March 2007. From November 2004 to April 2005, Mr. Eckhoff was Director, Product Management, for Cooper Bussmann, Inc., a producer of circuit protection devices. From 2001 to 2004, Mr. Eckhoff held various positions including Director of Marketing — New Product Development of Delta Machinery and Director of Asia Marketing and New Product Development for the Tools Group of the Porter-Cable, Delta Machinery and DeVilbiss brands at Black & Decker Corporation, a global manufacturing and marketer of power tools and accessories.

Mark S. Hoefing, 49	Senior Vice President — Industrial Business Unit of the Company since March 2008 and acting head of Global Automotive Business Unit from September 2007 to March 2008. Mr. Hoefing was Vice President — Sales and Marketing of the Company from December 2004 until March 2008. Prior to that he was Director — Sales and Marketing of the Company from March 2001 until December 2004.

John H. Lowry, III, 61	Vice President — Finance and Chief Financial Officer of the Company since June 2007. He served as Vice President and Chief Financial Officer of Catuity Inc., a provider of information technology software and services, from May 2000 to January 2007.
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion & Analysis
     General Philosophy. This Compensation Discussion and Analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other named executive officers ( the “NEOs”) included in the Summary Compensation Table. This CD&A is intended to place in perspective the compensation information contained in the tables that follow this discussion.
     Our objective is to provide a superior return to shareholders. To support this objective, we believe that we must attract, retain and motivate top quality executive talent. Our executive compensation program is a critical tool in this process.

     Our executive compensation program consists of five components:
•	Base salary;

•	Annual cash profit sharing incentive opportunities;

•	Long-term incentives represented by stock-based awards;

•	Employee benefits; and

•	Severance and change in control benefits.
     Our compensation philosophy at all levels of the organization emphasizes performance-based compensation. This is particularly true of our executive compensation program, which has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to our success. A significant portion of our NEOs and other executives’ potential annual cash compensation is tied to our profitability goals. We provide long-term incentives to our team through periodic stock awards. Through stock awards to our NEOs and other executives, we have tied a significant portion of their future compensation potential to the creation of long-term shareholder value. Further, we believe that stock-based incentives for team members, in addition to providing an incentive for their continued employment, more closely align their interests with those of the Company and its shareholders.
     Our approach to NEO base salaries is to ensure that they are competitive so that they are effective in attracting and retaining a high quality executive team. Similarly, in designing our employee benefit programs and severance and change in control benefits, we strive to offer benefits consistent with the general practice of comparable companies.
     We believe that compensation should be simple, straightforward and easily understood by the recipients. As a result, our incentive compensation programs have generally been tied to a limited number of key Company-wide performance metrics that can be objectively measured. As the Company grows, particularly into new business segments, we recognize the need to revise our incentive plan structure to properly motivate the executives in each business segment to improve the performance of their business segment, yet continue to work as a team to achieve our Company-wide objectives. During fiscal 2009, we intend to develop revised incentive plans to address these issues.
     The Role of the Management Development Committee and Chief Executive Officer in the Compensation Process. The Management Development Committee is responsible for the planning, review and administration of our executive compensation program and stock-based executive compensation programs. During the fiscal year ended June 30, 2008, all members of this Committee were non-employee directors of the Company. The Management Development Committee generally meets in conjunction with regularly scheduled Board meetings, although occasionally the Committee meets between Board meetings at the request of the Chief Executive Officer to deal with more immediate executive compensation matters.
     The Management Development Committee generally reviews the components of executive compensation on an annual basis to determine whether there should be any adjustments in base salary, to establish the annual cash profit sharing incentive plan, to determine if stock-based incentives should be granted and to review the terms of our other executive compensation programs. Each year the Chief Executive Officer presents an evaluation of the performance of the NEOs and other executive team members to the Management Development Committee. Based upon this evaluation, the Chief Executive Officer makes recommendations to the Management Development Committee regarding compensation for the NEOs and other executives, other than himself. The Chief Executive Officer may make recommendations regarding changes in a particular NEO or other executive’s compensation more frequently than annually as a result of changes in circumstances, such as the assumption of increased executive level responsibilities. When setting each element of executive compensation, the Management Development Committee also receives a numeric summary of the elements of all of the executives’ compensation packages since their date of employment. The Management Development Committee considers the recommendations of the Chief Executive

Officer, as well as the other information provided to them by the Company, and then establishes compensation for the NEOs and other executives, either annually or periodically as the need arises.
     The Management Development Committee independently assesses the performance of the Chief Executive Officer. Based upon that assessment, the performance of the Company and the Management Development Committee’s decisions regarding the compensation of the other NEOs and executives, the Management Development Committee independently establishes the compensation of the Chief Executive Officer, without any recommendations from or participation by the Chief Executive Officer in that process.
     The Management Development Committee has not established a set percentage relationship between the size of the Chief Executive Officer’s compensation package as compared to the other NEOs. However, historically one of the factors considered by the Management Development Committee in setting the Chief Executive Officer’s compensation is the level of compensation awarded to the other NEOs for each element of compensation.
     The base salary, annual cash profit sharing incentive opportunity, stock-based incentives and other compensation terms for new executive officers are established by the Management Development Committee based upon the recommendation of the Chief Executive Officer and the executive’s qualifications, position and level of responsibility as compared with our other executives.
     The Chief Executive Officer typically proposes the terms of an annual profit sharing plan to the Management Development Committee for consideration. The Committee revises the plan as it deems appropriate and approves the final plan, usually in the first quarter of the fiscal year.
     The Management Development Committee generally reviews all elements of compensation as a whole in establishing executive compensation. It does not have a pre-set formula for the proper mix of the elements, other than the annual cash profit sharing incentive. In the case of our annual profit sharing incentive, each of our team members, including the NEOs and other executives, have a set target percentage of their base salary that can be earned as an annual cash profit sharing incentive for achievement of Company-wide performance metrics.
     Base Salary. The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by our executives generally reflect their levels of responsibility, our profitability and other factors, such as assessments of individual performance and market practices.
     In connection with Mr. Rittenour’s appointment as President and Chief Executive Officer of the Company in January 2008, the Management Development Committee increased his base salary to $230,000, in keeping with the increased responsibilities in his new position. Earlier in the year the Management Development Committee had increased Mr. Rittenour’s base salary by 5.4% to $195,000.
     In fiscal 2008, the Management Development Committee also approved a 4% increase in Mr. Pease’s base salary. Base salary increases for the other NEOs in fiscal 2008 ranged from 5.0% to 6.25%. In addition, in fiscal 2008, the Management Development Committee increased Mr. Hoefing’s base salary by 10% in connection with his appointment as Senior Vice President — Global Automotive Business Unit, in keeping with his increased responsibilities in his new position.
     In each case, the size of the increase was based upon the Management Development Committee’s view of the contribution of the NEO during the prior fiscal year to the achievement of our business plan (and in the case of the NEOs, other than the Chief Executive Officer, with the recommendation of the Chief Executive Officer).
     Annual Profit Sharing/Non-Equity Incentive Plan. Our executive officers are eligible for annual cash profit sharing incentive opportunities. Generally, at the beginning of each fiscal year, the Management Development Committee develops a profit sharing plan applicable to all team members, including the Chief Executive Officer of the Company, the other NEOs and our other executives.

     For fiscal 2008, the Management Development Committee adopted the Fiscal Year 2008 Profit Sharing Plan, which applied to all team members of the Company, including Mr. Rittenour, Mr. Pease, the other NEOs and our other executives.
     The Fiscal Year 2008 Profit Sharing Plan provided that the Company would make a profit sharing payout only if the Company achieved earnings per share (“EPS”) in excess of $0.35, which was the target level established by the Board under the Fiscal Year 2008 Profit Plan (the “EPS Bonus Component”). For performance in excess of that level, an increasing portion of each dollar of Company pre-tax earnings above progressive earnings per share targets would be added to the profit sharing pool, starting at $0.25 for achieving the approved Fiscal Year 2008 Profit Plan and increasing to $0.35 at an EPS level in excess of $0.40, $0.40 at an EPS level in excess of $0.45 and $0.45 at an EPS level in excess of $0.50. There was no cap on the amount that could be added to the pool, although the portion of each dollar of Company pre-tax earnings added to the pool decreased to $0.20 once an EPS of $0.60 was reached. The Management Development Committee had the discretion to adjust the Company’s final EPS number upward or downward to reflect unusual events occurring during the fiscal year. To date, the Committee has not adjusted the Company’s final EPS number under similar prior profit sharing plans and did not do so in fiscal 2008.
     It was determined that the actual profit sharing pool earned under the fiscal 2008 plan would be allocated among the team members, including the Chief Executive Officer and the other NEOs, as determined by the Management Development Committee in its discretion, based upon the recommendation of the Chief Executive Officer. Compared to other team members, the NEOs and other executives have the highest percentage of their total cash compensation tied to the annual profit sharing plan due to their higher level of responsibility and direct impact on our profitability. Generally, the Chief Executive Officer has a target bonus potential of 60% of base salary and the other NEOs at 55% of base salary. In determining the amount to be allocated to executive officers, including Messrs. Rittenour and Pease, in accordance with past practice, the Management Development Committee intended to pay 10% of their profit sharing payout based upon the percentage increase in the stock price of the Common Stock over a $10.10 stock price threshold, with a $3.00 increase representing full achievement of this objective (the “Stock Price Component”). The Stock Price Component was calculated comparing the average closing price of the Common Stock for the first three trading days of fiscal 2008 to the average closing price of the Common Stock for the first three trading days of fiscal 2007.
     Our fiscal 2008 EPS and Stock Price Component were below the target level established in the Fiscal Year 2008 Profit Plan and so no bonus was earned under the plan.
     No discretionary bonuses were paid to Messrs. Rittenour or Pease or the other executive officers in fiscal 2008.
     Stock-Based Incentives. The 2004 Stock Plan permits the Management Development Committee to grant stock appreciation rights, restricted stock, restricted stock units, performance share awards and deferred stock units, in addition to incentive and non-qualified stock options.
     The Management Development Committee periodically reviews the various stock-based incentive alternatives available to the Company under the 2004 Stock Plan as part of its development of a program to provide appropriate long-term incentives to the executive team and more closely align their interests with the Company and its shareholders.
     Based upon those reviews, the Management Development Committee determined to use grants of non-qualified stock options as the Company’s long-term stock incentive program for the executive team. The Management Development Committee also has determined to continue its past practice of using non-qualified stock options to motivate team members at other levels within the Company. In reaching its decision, the Management Development Committee considered the tax impact of each alternative form of stock grant on the Company and the team members, the accounting treatment of each alternative, particularly under FAS 123R, the cash impact on the Company of each alternative and the relevant level of incentive each alternative would provide team members. The decision to use non-qualified stock options was principally based upon the Committee’s determination that options provide greater incentive to team members because of the beneficial tax treatment for team members as compared to other alternatives and because team members are more familiar with this form of stock incentive. The use of non-qualified stock options will provide the Company with a tax deduction upon exercise of the options not generally available with incentive stock options. The Management Development Committee also believes that the use of non-

qualified stock options will allow them to develop an attractive stock incentive program, while minimizing related accounting expense and maximizing the positive impact on the Company’s cash.
     Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company’s executives. The Company’s stock option program permits team members to buy a specific number of shares of Common Stock in the future, at the fair market value of such shares on the date the option is granted. Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company’s philosophy of linking compensation to performance. In addition, the Management Development Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders. We also utilize stock options as part of our standard compensation package developed to attract highly qualified candidates to the Company.
     Mr. Rittenour was granted options under the 2004 Stock Plan to purchase 100,000 shares of Common Stock when he was appointed President and Chief Executive Officer of the Company in January 2008. Mr. Hoefing was granted options to purchase 10,000 shares of Common Stock upon his permanent appointment as Senior Vice President — Global Automotive Business Unit in March 2008. These grants were made in light of each executive’s increased responsibilities in his new position. The Management Development Committee also believed that an additional option grant to Messrs. Rittenour and Hoefing was appropriate to continue to more closely align their interests with those of our shareholders.
     Mr. Lowry was granted options to purchase 25,000 shares of Common Stock upon his joining the Company as Vice President — Finance and Chief Financial Officer, which is consistent with the level of options granted to other executive officers when they joined the Company.
     No other stock grants were made to Messrs. Rittenour, Pease or the other executive officers in fiscal 2008.
     Options granted to Messrs. Rittenour, Hoefing and Lowry in fiscal 2008 become exercisable in four equal annual installments, beginning one year from their date of initial grant, at an exercise price equal to the fair market value of the Common Stock on the date of their initial grant. In addition, any portion of these options that is not exercisable becomes exercisable immediately upon a Change in Control of the Company as described under “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control”.
     Options granted by the Company prior to fiscal 2007 generally become exercisable upon a Change in Control of the Company only if they were not assumed by the acquirer or if the executive was terminated by the acquirer following the Change in Control or by the executive for Good Reason following the Change in Control. In fiscal 2007, the Management Development Committee changed its prior practice and provided for options to become exercisable immediately upon a Change in Control in order to provide executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a Change in Control of the Company.
     In the Management Development Committee’s view, cash severance compensation, which is intended to provide compensation to an executive while he or she seeks alternative employment, generally should be triggered only if the executive’s employment is actually terminated, not just because the Company has been sold. However, stock incentive awards, like stock options, are intended to be long-term compensation awards that are realized once the shareholders realize long-term value. Since shareholders generally realize that long term value in connection with a Change in Control transaction involving the Company, the Management Development Committee believes that the executive should realize the benefits of their long-term compensation awards at the same time. Accordingly, the Management Development Committee has determined that stock option grants should become fully exercisable upon a Change in Control of the Company.
     The Management Development Committee grants stock options to the NEOs, members of the Board of Directors and other team members periodically as they deem appropriate, although generally not more frequently than annually. The exercise price of each stock option grant is established based upon the fair market of the Common Stock on the Grant Date, which typically is the first business day of the month following the month in which the grant was approved by the Management Development Committee. Because the Management Development Committee generally meets just prior to the issuance of our quarterly or annual earnings press release, the Grant Date has generally been within two to three weeks following the announcement of an earnings press release by the Company.
     Employee Benefits. We believe it is important to the retention of our team members that we maintain a competitive benefit package at all levels within the Company. Further, we believe a well designed employee benefit program further promotes the creation of value for our shareholders by enhancing job productivity by encouraging our team members to maintain a healthy lifestyle and providing a reasonable level of financial support in the event of an illness, injury or death.
     All of our team members, including the NEOs and our other executives, receive customary benefits such as medical, dental and vision plans, short and long term disability and group life insurance. In addition, the NEOs and certain other executives receive enhanced life insurance benefits, commensurate with their higher compensation levels.
     We also maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which all team members, including the NEOs and our other executives, are eligible to participate on the same basis. All team members are eligible to contribute up to 75% of their salaries on a pre-tax basis to the 401(k) Plan. For calendar year 2008, the annual maximum contribution limit was $15,500 for employees under 50 years of age and $20,500 for employees 50 years of age or older. In addition, the Board of Directors may authorize the Company, from time to time, to match a portion of the team members’ contributions to the 401(k) Plan. The current approval is to match 50% of each team member’s voluntary contribution to the 401(k) Plan, including those made by the NEOs and our other executives.
     To facilitate the performance of their management responsibilities, we provide certain key employees selected perquisites, such as either a company paid automobile lease and related expenses or allowance, reimbursement for monthly country club dues, relocation benefits to key employees when they join us, and other personal benefits.
     Severance Agreements. In fiscal 2005, the Board, upon recommendation of the Management Development Committee, authorized the implementation of formal severance agreements for the Company’s executive officers. The terms of the severance agreements are described under “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control”. The Board determined it appropriate to formalize the Company’s general severance policies and practices for its executive team and at the same time institute enhanced severance arrangements payable in the event of a termination of the executive’s employment following a Change in Control of the Company. The Board and Management Development Committee believe that the enhanced severance arrangements are necessary in order to provide executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a Change in Control of the Company. The Management Development Committee, in developing its recommendations to the Board, consulted with an outside compensation consultant hired by the Committee and the Company’s outside legal counsel. Based upon the foregoing, the Management Development Committee believes that the severance agreements contain terms and conditions which are comparable to those used by other companies that are similar in size to the Company.
     The NEOs have all entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months following the termination of employment or the period post-termination during which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year post-termination restriction on soliciting our employees. We have the right to cease all further payments under the NEO’s severance agreement in the event that the NEO violates the executive non-competition agreement. The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
     Payments under the severance agreements, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under any of our other plans, agreements or policies, currently can not exceed the golden parachute cap under Code Sections 280G and 4999. See “Compensation of Executive Officers — Compensation Discussion

and Analysis — Golden Parachute Excise Tax” below for a further discussion of our policy with respect to golden parachute amounts.
     During fiscal 2008, Mr. Pease retired as President and Chief Executive Officer of the Company and Mr. Corriveau terminated employment as an executive officer of the Company. The terms of agreements entered into with Messrs. Pease and Corriveau in connection with these events are described under “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control” below.
     Deductibility of Executive Compensation. Code Section 162(m) restricts the deductibility of executive compensation paid to the chief executive officer and any of the four most highly compensated executive officers at the end of the fiscal year to the extent such compensation (including gains from the exercise of certain stock options) exceeds $1,000,000 in any year. There are exceptions to the limitation for performance-based compensation that is based on nondiscretionary, pre-established performance goals.
     Our Board established certain restrictions on the granting of options under the 1992 Stock Option Plan and the 2004 Stock Plan, which replaces the 1992 Stock Option Plan, so that compensation realized in connection with the stock-based grants under both plans would be exempt from the restrictions on deductibility under Section 162(m). The 1992 Stock Option Plan restricted to 200,000 the number of shares of Common Stock that could be subject to options granted to any salaried employee in any fiscal year. The 2004 Stock Plan restricts stock grants to any participant in any fiscal year as follows: (i) up to 200,000 shares of Common Stock may be subject to stock option grants, (ii) up to 200,000 shares of Common Stock may be subject to stock appreciation right grants, (iii) up to 200,000 shares of Common Stock may be subject to restricted stock awards, and (iv) up to 200,000 shares of Common Stock may be subject to performance share awards. It is important to note that while these restrictions allow the Management Development Committee continuing discretion in establishing executive officer compensation, they do limit such discretion by restricting the size of stock awards which the Management Development Committee may grant to any single individual. The permitted size of the stock awards to a single individual was established based on the determination of the maximum number of shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.
     We do not believe that other components of our compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility under Section 162(m). Accordingly, we believe that we have taken appropriate actions to preserve the deductibility of most of the annual performance bonuses and long-term performance incentive awards the Management Development Committee is likely to award in any given year. We will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Code.
     The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards to enable us to attract, retain and motivate highly qualified executives. It has the authority to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations and guidance, no assurance can be given that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.
     Stock Option Expense. Beginning in fiscal year 2006, we were required under FAS 123R to record compensation expense associated with stock awards to our employees, including the NEOs , as more fully discussed in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008. As discussed above, the Management Development Committee did consider the impact of FAS 123R in determining to use grants of non-qualified stock options as our principal long-term incentive program for the executive team. Further, the Management Development Committee does consider the amount of compensation expense required to be recorded in determining the size of stock option grants to the Chief Executive Officer and the aggregate grants made to the remainder of the executive team and team members generally.
     Golden Parachute Excise Tax. Code Section 280G imposes tax penalties on golden parachute payments associated with a change in control of the Company to the extent they exceed a specified level. These penalties include a 20% excise tax on executives receiving these excess payments and the elimination of our tax deduction for these payments. Payments under our severance agreements and from the acceleration of the exercisability of our stock options in the event of a change of control of the Company are potentially subject to these tax penalties. Currently, payments under our severance agreements are capped at an amount that will not trigger the excise tax. There is no similar limitation on the acceleration of the exercisability of stock options since we believe it is unlikely that the acceleration of options alone would cause an executive to exceed the specified level. The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may cause payments to executives to exceed the levels specified in Code Section 280G to enable us to attract, retain and motivate highly qualified executives. It therefore has the authority to approve compensation that would exceed the specified level or to remove the cap contained in the severance agreements in appropriate circumstances.
     Deferred Compensation. We have also structured our executive compensation program with the intention that it comply with or be exempt from Code Section 409A which may impose additional taxes on our executives for certain types of deferred compensation that are not in compliance with or exempt from Code Section 409A. In particular, we are in the process of amending our severance agreements to modify certain definitions used in the agreements to track definitions used in Code Section 409A and to provide for a six months suspension of severance payments to the extent required to exempt such payments from imposition of additional taxes under Code Section 409A.
     In addition, the Board, upon recommendation of the Management Development Committee, has approved amendments to the 2004 Stock Plan so that grants under the plan comply with or are exempt from Code Section 409A. These amendments include modifying certain definitions used in the plan to track definitions used in Code Section 409A, eliminating the ability to make certain types of grants that do not comply with Code Section 409A and which have not historically been used by us and limiting the terms that can be included in certain types of grants to those that comply with Code Section 409A. Generally, Code Section 409A has a limited impact on non-qualified stock option grants, the form of grant used by us under the 2004 Stock Plan in the past. As a result, it is not anticipated that these amendments will have a significant impact on grants under the 2004 Stock Plan.
     Since the Company’s policy is to either comply with or exempt payments from Code Section 409A, it does not generally assume responsibility for any additional tax, interest, or penalties under Code Section 409A, although it has the authority to do so in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Code Section 409A and the related regulations and guidance, no assurance can be given that compensation intended by us to comply with or be exempt from Code Section 409A will in fact do so.
Report of the Management Development, Compensation and Stock Option Committee
     The Management Development, Compensation and Stock Option Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on the review and discussions with management, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MANAGEMENT DEVELOPMENT,	Philip J. DeCocco, Chairman
COMPENSATION AND STOCK	David J. Beattie
OPTION COMMITTEE	W. Richard Marz

Summary Compensation Table
     The following table sets forth certain information as to compensation paid by us for services rendered in all capacities to the Company and its subsidiaries during fiscal 2008 to (i) to person’s serving as our Chief Executive Officer at any time during fiscal 2008 and 2007, (ii) our Chief Financial Officer, (iii) our executive officers (the “named executive officers” or “NEOs”) and (iv) a former executive officer whose total compensation exceeded $100,000 at June 30, 2008. Please see the Compensation Discussion and Analysis for additional detail regarding the Committee’s compensation philosophy, practices and fiscal 2008 compensation decisions.
SUMMARY COMPENSATION TABLE FOR FISCAL 2008 AND 2007

						Non-Equity
Name and					Option	Incentive Plan	All Other
Principal Position	Year	Salary		Bonus	Awards(1)	Compensation(2)	Compensation(3)	Total
Harry T. Rittenour,	2008	$206,511		—	$70,907	$0	$21,193	$298,611
President and Chief Executive Officer	2007	$182,333		—	$57,146	$0	$11,369	$250,848
Paul J. Eckhoff,	2008	$163,333		—	$24,268	$0	$20,707	$208,308
Senior Vice President, Commercial Products Business Unit	2007	$150,914		—	$13,298	$0	$19,589	$183,801
Mark S. Hoefing,	2008	$205,910		—	$24,324	$0	$20,417	$250,651
Senior Vice President, Industrial Business Unit	2007	$200,000		—	$19,330	$0	$18,557	$237,887
John H. Lowry III,	2008	$190,000		—	$22,164	$0	$16,079	$228,243
Vice President — Finance and Chief Financial Officer	2007	$3,654		—	—	$0	$0	$3,654
Alfred A. Pease,	2008	$255,846	(4)	—	$85,165	$0	$612,025	$953,036
Former President and Chief Executive Officer (5)	2007	$322,283		—	$160,363	$0	$41,392	$524,038
Wilfred J. Corriveau,	2008	$41,873		—	$36,030	$0	$134,790	$212,693
Former Senior Vice President, Global Automotive (6)	2007	$228,167		—	$56,989	$0	$12,843	$297,999

(1)	Represents the compensation cost incurred during fiscal 2008 associated with stock options awarded prior to June 30, 2008 calculated in accordance with FAS 123R. These amounts relate to options granted during the fiscal years ended June 30, 2008, 2007, 2006, 2005, and 2004). These amounts are based on the grant date fair value of such awards expensed over the requisite vesting period, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FAS 123R option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Reports on Form 10-K for fiscal years 2008, 2007, 2006 and 2005 and, in the case of certain stock options held by Mr. Corriveau that were modified in fiscal 2008, footnote 7 to the table under “Compensation of Executive Officers — Grants of Plan-Based Awards for Fiscal 2008”.

(2)	No profit sharing payments were earned under our Fiscal 2008 Profit Sharing Plan. As discussed under “Compensation of Executive Officers — Compensation Analysis and Discussion — Annual Profit Sharing/Non-Equity Incentive Plan Compensation,” the plan only provides for annual profit sharing payments based on annual performance goals for fiscal 2008 which were not achieved.

(3)	“All Other Compensation” in fiscal 2008 is comprised of (i) contributions made by us to the accounts of the named executive officers under our 401(k) Plan with respect to fiscal 2008 as follows: Mr. Rittenour $10,200; Mr. Eckhoff $5,364; Mr. Hoefing $7,750; Mr. Lowry $5,130; Mr. Pease $10,250; and Mr. Corriveau $1,708, (ii) the dollar value of any life insurance premiums we paid in fiscal 2008 with respect to term life insurance for the benefit of the named executives as follows: Mr. Rittenour $4,242; Mr. Eckhoff $1,128; Mr. Hoefing $567;

Mr. Lowry $884; and Mr. Corriveau $2,718, (iii) the dollar value of any life insurance premiums through June 30, 2009 with respect to term life insurance for the benefit of Mr. Pease estimated at $9,900, (iv) payments for a car allowance made in fiscal 2008 for the benefit of Messrs. Rittenour and Corriveau, (v) payments for a car allowance through June 30, 2009 for the benefit of Mr. Pease totaling $25,500, (vi) payments to Mr. Pease through June 30, 2009 relating to reimbursement of monthly country club dues, (vii) the aggregate incremental cost to the Company in fiscal 2008 for personal and business use by Messrs. Eckhoff, Hoefing, Lowry, Pease and Corriveau of a company leased automobile including insurance, gasoline and maintenance expenses, (viii) relocation payments to Mr. Eckhoff in fiscal 2008 relating to reimbursement of temporary living expenses incurred, (ix) continuation of salary payments to Mr. Pease through June 30, 2009 totaling $488,094, (x) continuation of salary payments to Mr. Corriveau for six months totaling $115,884, (xi) payments to Mr. Pease made in fiscal 2008 relating to reimbursement of legal fees incurred in connection with the negotiation of his Employment and Amended and Restated Severance Agreement, (xii) continuation of health benefits for Mr. Pease following his retirement totaling $50,159, and (xiii) continuation of health benefits for Mr. Corriveau following his termination of employment. SEC rules require costs of commuting and other uses not directly and integrally related to our business to be disclosed as compensation to the executive. Because we do not track automobile use in this way, the automobile related costs included in the table for Messrs. Eckhoff, Hoefing, Lowry, Pease and Corriveau represent 100 percent of our actual expenditures for both personal and business use of the leased automobiles.

(4)	Represents payments of base salary to Mr. Pease until January 21, 2008 and accrued payments due Mr. Pease totaling $149,625 relating to supplemental compensation for services rendered during fiscal 2008 after January 21, 2008 payable in January 2009.

(5)	Mr. Pease retired as President, Chief Executive Officer and Chairman of the Board on January 21, 2008. He maintains an advisory role to the Company.

(6)	Mr. Corriveau’s employment with the Company terminated on September 6, 2007.

Grants of Plan-Based Awards
     The following table sets forth information concerning each grant of a plan-based award made to a NEO during fiscal year 2008.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2008

	Estimated
	Possible
	Target			All Other
	Payments			Option Awards:	Exercise
	Under Non-		Date Approved	Number of	Price of	Grant Date
	Equity		by Management	Securities	Option	Fair Value
	Incentive Plan		Development	Underlying	Awards	of Option
Name	Awards(1)	Grant Date(2)	Committee(2)	Options(3)	($/Sh)(4)	Awards(5)
Harry T. Rittenour	$108,910
		02/01/2008	01/21/2008	100,000	8.81	$315,870

Paul J. Eckhoff	$88,000	—	—	—	—	—

Mark S. Hoefing	$110,000
		04/01/2008	03/21/2008	10,000	12.68	$43,705

John H. Lowry III	$104,500
		07/02/2007	06/05/2007	25,000	9.90	$89,145

Alfred A. Pease	$195,000	—	—	—	—	—

Wilfred J. Corriveau	$126,500
		09/06/2007	09/06/2007	6,250 (6)	6.71 (7)	$5,029 (7)

(1)	The amount reported in this column is the amount that would have been paid under our Fiscal 2008 Profit Sharing Plan if the Management Development Committee had awarded the NEOs their full target profit sharing potential for the fiscal year, which was 57.2% of Mr. Rittenour’s, 60% of Mr. Pease’s, and 55% of the other NEO’s base salary level at the beginning of fiscal year 2008. Profit sharing payments under the Fiscal 2008 Profit Sharing Plan were to be allocated among the team members, including Messrs. Rittenour and Pease and the other NEOs, as determined by the Management Development Committee in its discretion. We did not have threshold or maximum payment levels under the Fiscal 2008 Profit Sharing Plan. Profit sharing payments were to start once the minimum performance standard was satisfied (EPS of $0.35) and there was no cap on the level of payments that could be earned above the target level, although profit sharing payments were earned at a lesser percent ($0.20 per dollar of pre-tax earnings) once the target profit sharing potential was earned. No bonuses were earned or paid under the plan. See “Compensation of Executive Officers — Compensation Discussion and Analysis — Annual Profit Sharing/Non-Equity Incentive Plan.”

(2)	All awards under the 2004 Stock Plan are granted upon approval of the Management Development Committee. During fiscal 2008, the Management Development Committee only granted stock options under the 2004 Stock Plan. Awards made in fiscal 2008 became effective (the “Grant Date”) on the first business day of the month following the month in which the grant was approved by the Management Development Committee. The exercise price of the option award was set based upon the Grant Date as described in Note 4 below.

(3)	Twenty-five percent of the option becomes exercisable on each anniversary of the date of grant. The options shares become immediately exercisable in the event of change in control as described under

“Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control.” These options expire ten years from their date of grant or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment.

(4)	The exercise price of these stock option awards under the 2004 Stock Plan was set at the average closing sales price of the Common Stock on the Nasdaq Global Market for the five consecutive trading days on the Nasdaq Global Market immediately preceding the Grant Date.

(5)	The amounts reported in this column, other than for Mr. Corriveau, represent the grant date fair value of the entire award under FAS 123R. The assumptions we used to calculate these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(6)	Effective upon Mr. Corriveau’s termination of employment, we modified a single grant of an existing option award by accelerating the exercisability of options to purchase 6,250 shares of Common Stock under the 2004 Stock Plan. The following is a list of Mr. Corriveau’s stock options that were modified. The Original Exercise Price of the Option Awards listed below was determined at the Original Grant Date based on the fair market value of the Common Stock at that time. The closing market price of the Common Stock on September 5, 2007, the effective date of the modification to Mr. Corriveau’s stock options, was $12.00.

		Original Exercise	Number of Shares Subject
	Number of	Price of Option	to Acceleration of
Grant Date	Underlying Options	Awards ($/Sh)	Exercisability
11/05/2004	12,500	6.71	6,250

(7)	The amount reported in this column represents the incremental change in fair value under FAS 123R of Mr. Corriveau’s existing stock options as a result of the acceleration of the exercisability of options to purchase 6,250 shares of Common Stock under the 2004 Stock Plan. The assumptions we used to calculate this amount are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, but were revised to reflect, as of the date of Mr. Corriveau’s termination from employment, the current common stock price, common stock price volatility, risk free rate of return and the expected option term assumptions required under FAS 123R to determine the fair value expense of this stock option modification.
Employment Agreements
     None of our executive officers, including Mr. Rittenour, has an employment agreement with us, other than the agreements discussed under “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control”.
     Our former President and Chief Executive Officer, Mr. Pease served pursuant to the terms of an employment agreement. Mr. Pease’s agreement provided for an annual base salary, subject to increase at the discretion of the Management Development Committee, reimbursement of reasonable monthly club dues, benefits comparable to the Company’s other executive officers, including life, disability and health insurance and the use of a Company leased automobile, an annual performance bonus target level of 60% of his base salary and other personal benefits. Mr. Pease retired as President and Chief Executive Officer in January 2008. For a description of arrangements entered into with Mr. Pease in connection with his retirement as President and Chief Executive Officer, see “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control”.
     For a description of material modifications to a single grant of a stock option held by Mr. Corriveau in connection with their termination of employment with us, see “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control”.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information with respect to unexercised options held by the NEOs as of June 30, 2008.
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)		Option Exercise	Option
Name	Exercisable	Unexercisable		Price	Expiration Date(1)
Harry T. Rittenour	—	100,000	(2)	$8.81	01/31/2018
	3,750	11,250	(3)	$8.92	05/31/2017
	6,250	6,250	(4)	$6.98	01/01/2016
	18,750	6,250	(5)	$6.71	09/30/2014
	25,000	—		$1.42	09/02/2012
	18,000	—		$1.24	01/01/2012
	15,500	—		$1.53	01/01/2011
	10,000	—		$3.94	05/31/2010
	10,000	—		$3.99	09/02/2009
Paul J. Eckhoff	3,750	11,250	(3)	$8.92	05/31/2017
	10,000	10,000	(6)	$7.27	11/30/2015
Mark S. Hoefing	—	10,000	(7)	$12.68	03/31/2018
	2,000	6,000	(3)	$8.92	05/31/2017
	2,500	2,500	(4)	$6.98	01/01/2016
	7,500	2,500	(8)	$7.22	01/02/2015
	10,000	—		$6.69	05/31/2014
	3,300	—		$6.97	02/09/2014
	3,000	—		$2.08	01/01/2013
	7,000	—		$1.73	12/01/2012
John H. Lowry III	—	25,000	(9)	$9.90	07/01/2017
Alfred A. Pease	7,500	22,500	(3)	$8.92	05/31/2017
	—	12,500	(4)	$6.98	01/01/2016
	—	12,500	(5)	$6.71	09/30/2014
	19,100	—		$6.50	09/01/2013
Wilfred J. Corriveau	—	—		—	—

(1)	Options expire on the date indicated or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment.

(2)	One quarter of these shares will vest on each of February 1, 2009, 2010, 2011 and 2012.

(3)	One third of these shares will vest on each of June 1, 2009, 2010 and 2011.

(4)	One half of these shares will vest on each of January 2, 2009 and 2010.

(5)	These shares will vest on October 1, 2008.

(6)	One half of these shares will vest on each of December 1, 2008 and 2009.

(7)	One quarter of these shares will vest on each of April 1, 2009, 2010, 2011 and 2012.

(8)	These shares will vest on January 3, 2009.

(9)	One quarter of these shares will vest on each of July 2, 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested
     The following table provides information with respect to options exercised by the NEOs during fiscal 2008.
OPTION EXERCISES DURING FISCAL 2008

	Option Awards
	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise (1)
Harry T. Rittenour	24,000	$122,694
Paul J. Eckhoff	0	—
Mark S. Hoefing	3,000	$31,770
John H. Lowry III	0	—
Alfred A. Pease	377,114	$2,602,197
Wilfred J. Corriveau	93,875	$756,408

(1)	Calculated by multiplying the number of shares acquired upon exercise by the closing price of the Common Stock on the Nasdaq Global Market on the exercise date less the exercise price of the option.
Potential Payments Upon Termination or Change in Control
     We have entered into severance agreements with Messrs. Rittenour, Eckhoff, Hoefing, and Lowry. Under the terms of Mr. Rittenour’s severance arrangement, in the event that we terminate his employment without Cause, he will be paid an amount of cash severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Rittenour been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for one year. Under the terms of Messrs. Eckhoff, Hoefing and Lowry’s severance agreements, in the event their employment is terminated without Cause, they will be paid an amount of severance equal to six months of their current annual base salary, as in effect immediately prior to their termination, a prorated portion of any bonus they would have earned for the year of termination had they been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for six months. All severance payments and benefits will be paid or provided over the period during which we are required to provide the benefit.
     The severance agreements also provide that, if the employment of our executive officers are terminated for any reason other than death, disability or cause, or they resign for “Good Reason”, six months prior to or within two years after a “Change in Control”, in lieu of the severance described in the prior paragraph, Mr. Rittenour will be entitled to an amount of severance equal to two times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits until Mr. Rittenour becomes eligible for Medicare benefits and welfare and automobile benefits for two years and continued coverage under director and officer liability insurance policies, and Messrs. Eckhoff, Hoefing and Lowry will be entitled to an amount of severance equal to one times their current annual base salary, as in effect immediately prior to their termination, a prorated portion of their target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and automobile benefits for one year and continued coverage under director and officer liability insurance policies. Base salary and bonus severance payments will be paid in a lump sum at the time of termination of employment and other benefits will be provided over the period during which we are required to provide the benefit. The special severance expires three years from the date of the severance agreement, except that such expiration date shall be extended for consecutive one year periods, unless, at least 180 days prior to the expiration date, we notify the executive in writing that we are not extending the term of these provisions.
     The NEOs have all entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months or the period in which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year restriction on soliciting our employees. We have the right to cease all further payment under the NEOs severance agreements in the event that the NEO violates the executive non-competition agreement. The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.
     Payments under the severance agreements, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under this agreement or any of our other plans, agreements or policies, shall not exceed the golden parachute cap under Code Sections 280G and 4999.
     Agreements relating to stock options granted under the 2004 Stock Plan to each of the executive officers named in the Summary Compensation Table, as well as stock options granted under the 2004 Stock Plan to our other officers beginning in fiscal 2006, provide that such options become immediately exercisable in the event of a Change in Control.
     Agreements relating to stock options granted under the 1992 Plan to each of the executive officers named in the Summary Compensation Table, as well as stock options granted under the 1992 Plan and stock options granted under the 2004 Stock Plan prior to fiscal 2006 to our other officers, also provide that such options become immediately exercisable in the event that the optionee’s employment is terminated without Cause, or there is a diminishment of the optionee’s responsibilities, following a Change in Control of the Company or, if, in the event of a Change in Control, such options are not assumed by the person surviving the Change in Control or purchasing the assets in the Change in Control.
     “Change in Control” for purposes of the severance agreements, the 2004 Stock Plan and the 1992 Plan is generally defined as:
•	A merger of the Company in which the Company is not the survivor,

•	A share exchange transaction in which our shareholders own less than 50% of the stock of the survivor,

•	The sale or transfer of all or substantially all of our assets, or

•	Any person, or group of persons who agree to act together to acquire, hold, vote or dispose of the Common Stock, acquires more than 50% of the Common Stock.
     “Cause” is generally defined as the executive’s:
•	Personal dishonesty in connection with the performance of services for us,

•	Willful misconduct in connection with the performance of services for the Company,

•	Conviction for violation of any law involving (A) imprisonment that interferes with performance of duties or (B) moral turpitude,

•	Repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days, or

•	Breach of a fiduciary duty to the Company.
     “Good Reason” is generally defined as the occurrence of any of the following events without the executive’s written consent, if the executive terminates employment within one year following the occurrence of such event:

•	Reassignment of the executive to substantial duties materially inconsistent with his or her position, duties, responsibilities and status immediately prior to the Change in Control,

•	Substantial diminution in the executive’s position, duties, responsibilities or status with the Company immediately prior to the Change in Control,

•	Reduction in the executive’s base salary or targeted incentive bonus in effect immediately prior to the Change in Control,

•	Failure to continue the executive’s participation in any bonus, stock or other incentive plans in effect immediately prior to the Change in Control (or comparable successor plans),

•	Discontinuance or reduction in benefits to the executive under any retirement plan, welfare plan, fringe benefit or perquisites maintained by the Company immediately prior to the Change in Control (without the implementation of comparable successor benefits),

•	Required relocation of the executive’s principal place of employment more than 50 miles from his or her place of employment prior to the Change in Control, or

•	Breach of any provision in the severance agreements, provided that the breach is not cured within 10 days following written notice by the executive of the breach.
     The fact that we are no longer a publicly traded company or the executive no longer has duties and responsibilities associated exclusively with a publicly traded company, such as SEC or stock exchange reporting responsibilities or investor or analyst relations responsibilities, does not trigger the executive’s right to terminate employment for good reason.
     On January 21, 2008 the Company announced the retirement of Alfred A. Pease as President and Chief Executive Officer. In addition, on January 21, 2008, the Company and Mr. Pease entered into an Employment and Amended and Restated Severance Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Pease will receive his base salary through June 30, 2009, supplemental compensation based upon the number of days that he provides services to the Company following his retirement, health benefits until he becomes eligible for Medicare coverage and welfare benefits and certain other benefits during the salary continuation period. Mr. Pease currently maintains an advisory role to the Company.
     Mr. Corriveau is also a party to a severance agreement similar to the other NEOs (other than Mr. Rittenour). He received his base salary for six months following termination of employment on September 6, 2007, reimbursement of the cost to elect COBRA coverage under our medical, dental and vision plans and $900 monthly automobile allowance until March 6, 2008, pursuant to the terms of his severance agreement. He was eligible for a prorated portion of any bonus he would have earned for fiscal year 2008, however, no bonus was earned. In addition, we agreed to pay, and in fact paid, Mr. Corriveau $57,500 on September 5, 2008 and accelerated the exercisability of options to purchase 6,250 shares of Common Stock under the 1992 Plan.
     The payments and benefits to each NEO under the provisions of their severance agreements and stock option agreements in the event of the termination of their employment with the Company and/or a Change in Control of the Company are estimated to aggregate the following amounts. The estimate assumes that the termination of employment and/or Change in Control occurred on June 30, 2008, except as otherwise noted.

ESTIMATED AGGREGATE PAYMENTS UNDER SEVERANCE AGREEMENTS AND STOCK OPTION
AGREEMENTS UPON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

	Type of Payment
Name	Benefit	Prior to Change in Control		Following Change in Control
		Voluntary
		Termination						Voluntary Termination
		by NEO or	Involuntary			Voluntary Termination by		By NEO, For Good
		For Cause	Termination			NEO, Without Good		Reason, or Involuntary
		Termination	Without			Reason, or For Cause		Termination By
		By	Cause By	No Termination		Termination		Company, Other Than
		Company	Company (1)	of Employment		By Company		For Cause (2)
					Acquirer		Acquirer
				Acquirer	Does Not	Acquirer	Does Not
				Assumes	Assume	Assumes	Assume	Whether or Not
				Stock	Stock	Stock	Stock	Acquirer Assumes
				Options	Options	Options	Options	Stock Options
Harry T. Rittenour	Cash Payment	$0	$230,000	$0	$0	$0	$0	$565,820
	Stock Options (3)	$0	$0	$11,063	$23,813	$11,063	$23,813	$23,813
	Benefits	$0	$56,280	$0	$0	$0	$0	$58,755

	Total	$0	$286,280	$11,063	$23,813	$11,063	$23,813	$648,388
Paul J. Eckhoff	Cash Payment	$0	$85,000	$0	$0	$0	$0	$258,000
	Stock Options (3)	$0	$0	$0	$14,800	$0	$14,800	$14,800
	Benefits	$0	$11,768	$0	$0	$0	$0	$23,536

	Total	$0	$96,768	$0	$14,800	$0	$14,800	$296,336
Mark S. Hoefing	Cash Payment	$0	$110,000	$0	$0	$0	$0	$330,000
	Stock Options(3)	$0	$0	$4,425	$8,250	$4,425	$8,250	$8,250
	Benefits	$0	$11,722	$0	$0	$0	$0	$23,444

	Total	$0	$121,722	$4,425	$8,250	$4,425	$8,250	$361,694
John H. Lowry, III	Cash Payment	$0	$95,000	$0	$0	$0	$0	$294,500
	Stock Options (3)	$0	$0	$0	$0	$0	$0	$0
	Benefits	$0	$11,881	$0	$0	$0	$0	$23,762

	Total	$0	$106,881	$0	$0	$0	$0	$318,262
Alfred A. Pease	Cash Payment(4)	$0	$975,719	$934,825	$934,825	$934,825	$934,825	$934,825
	Stock Options (3)	$0	$0	$22,125	$47,625	$22,125	$47,625	$47,625
	Benefits(4)	$0	$103,189	$0	$0	$0	$0	$107,289

	Total	$0	$1,078,908	$956,950	$982,450	$956,950	$982,450	$1,089,739
Wilfred J. Corriveau	Cash Payment(5)	$0	$173,384	$0	$0	$0	$0	$0
	Stock Options(5) (6)	$0	$34,188	$0	$0	$0	$0	$0
	Benefits(5)	$0	$14,475	$0	$0	$0	$0	$0

	Total	$0	$222,047	$0	$0	$0	$0	$0

(1)	In preparing the above estimates, other than for Messrs. Pease and Corriveau, we assumed that no portion of the annual bonus was payable since no bonus was earned for fiscal 2008, valued the executive life insurance and automobile benefits, with no reimbursement for gasoline or maintenance, at the actual cost incurred by the Company in fiscal 2008 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the per employee cost of such benefits calculated using the assumptions used for financial reporting purposes under generally accepted accounting principles for fiscal 2008.

(2)	In preparing the above estimates, other than for Messrs. Pease and Corriveau, we assumed that the executive would receive his full target bonus for the year of termination, valued the executive life insurance and automobile benefits, with no reimbursement for gasoline or maintenance, at the actual cost incurred by the Company in fiscal 2008 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the per employee cost of such benefits calculated using the assumptions used for financial reporting purposes under generally accepted accounting principles for fiscal 2008.

(3)	Calculated by multiplying the number of shares underlying unexercisable options the exercisability of which is accelerated, and the exercise price of which is less than such closing price, by $8.75, the closing price of the Common Stock on the Nasdaq Global Market on June 30, 2008 less the exercise price of such option.

(4)	Mr. Pease retired on January 21, 2008 as President and Chief Executive Officer but maintains an advisory role to the Company. Pursuant to an Employment and Amended and Restated Severance Agreement (the “Employment Agreement”), Mr. Pease will receive (i) his base salary through June 30, 2009, (ii) supplemental compensation based upon the number of days that he provides services to the Company following his retirement, (iii) health benefits until he becomes eligible for Medicare coverage, (iv) the dollar value of any life insurance premiums not to exceed $9,900 through June 30, 2009 with respect to term life insurance for the benefit of Mr. Pease, (v) payments for a car allowance through June 30, 2009 for the benefit of Mr. Pease totaling $25,500, (vi) payments through June 30, 2009 relating to reimbursement of monthly country club dues, and (vii) payments made in fiscal 2008 relating to reimbursement of legal fees incurred in connection with the negotiation of his Employment and Amended and Restated Severance Agreement. He was eligible for a prorated portion of any bonus he would have earned for fiscal 2008, although no such bonus was earned. In the event that a Change in Control occurred on June 30, 2008, in lieu of (i) and (ii) above and a prorated portion of his fiscal 2008 bonus, Mr. Pease would have received $785,200 and the dollar value of life insurance premiums through January 21, 2010 estimated at $14,000.

(5)	Mr. Corriveau’s employment with the Company terminated on September 6, 2007. He received his base salary for six months, a cash payment of $57,500 on September 5, 2008, a $900 per month car allowance for six months and continuation of health and welfare benefits through March 6, 2008. He was eligible for a prorated portion of any bonus he would have earned for fiscal 2008, although no such bonus was earned. We accelerated the exercisability of options to purchase 6,250 shares of Common Stock (the “Corriveau Accelerated Options”).

(6)	Calculated by multiplying the 6,250 of Corriveau Accelerated Options by $12.18, the closing price of the Common Stock on the Nasdaq Global Market on September 6, 2007, less the exercise price of the option.
RELATED PARTY TRANSACTIONS
     Although we do not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, such transactions are subject to the limitations on conflicts of interest contained in the Company’s Code of Ethics and are generally discouraged by the Company. To the extent any such transactions are proposed, they would be subject to approval by the Audit Committee of the Board of Directors in accordance with the Audit Committee’s charter, applicable law and the Nasdaq Stock Market® Marketplace Rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board of Directors.

INDEPENDENT ACCOUNTANTS
General
     The accounting firm of Grant Thornton LLP (“Grant Thornton”) has been appointed by the Audit Committee to audit our consolidated financial statements for the fiscal year ended June 30, 2009. Grant Thornton has served as our independent accountants since March 8, 2002. Representatives of Grant Thornton are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at such meeting if they desire to do so.
Policy for Pre-Approval of Audit and Non-Audit Services
     The Audit Committee has adopted a policy regarding audit and non-audit services that may be provided by our independent accountants. The policy sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent accountants must be pre-approved. The policy provides that the Audit Committee will consider whether services to be performed by the independent accountant are consistent with the SEC’s rules on auditor independence. In particular, the policy expressly names all services the independent accountant may not perform and, in the case of other services, requires the Audit Committee to consider whether the independent auditor is the best positioned to provide the most effective and efficient service.
     The policy provides that the Audit Committee will review and pre-approve annually, and periodically thereafter as required, the services proposed to be provided by the independent accountant in the categories of audit services, audit related services, tax services and all other services. In addition, the Audit Committee is to determine the appropriate ratio of audit, audit related and tax services to all other services. The Audit Committee has delegated to the chairman of the Audit Committee and, if he or she is unavailable, another member of the Audit Committee, authority to pre-approve audit and non-audit services proposed to be performed by the independent registered public accounting firm not previously approved by the Audit Committee. Under the policy, the Audit Committee is to be informed on a timely basis of services actually rendered by the independent accountant, including those pre-approved by a member of the Audit Committee. The Chief Financial Officer of the Company is to immediately report to the Chairman of the Audit Committee any breach of the policy.
     All of the services described below under audit fees, audit-related fees, tax fees and all other fees arising in fiscal 2008 and 2007 were approved by the Audit Committee pursuant to its pre-approval policies and procedures prior to the service being provided. None of the audit-related fees or tax fees described below arising in fiscal 2008 and 2007 were approved by the Audit Committee after the initiation of such services pursuant to an exemption from the SEC’s requirements relating to approval of these types of services by the Audit Committee prior to the provision of the service under Section 2.01(c)(7)(i)(C) of SEC Regulation S-X.
Fees Paid to Independent Registered Public Accounting Firm
     Audit Fees. The aggregate fees and expenses billed by Grant Thornton for professional services rendered for the audit of our annual consolidated financial statements and internal controls over financial reporting and reviews of the consolidated financial statements included in our Forms 10-Q and other regulatory filings were $548,117 during fiscal 2008 and $179,786 during fiscal 2007.
     Audit-Related Fees. The aggregate fees and expenses billed by Grant Thornton for professional services rendered for audit-related fees in fiscal 2008 were $6,000 and related to providing services to the Board regarding executive management changes and in fiscal 2007 were $1,000 and related to providing fiscal 2005 401(k) work papers for review by the Company’s new 401(k) auditors, Mathew, Reich, Perna and Rotter.
     Tax Fees. The aggregate fees and expenses billed by Grant Thornton for preparation of federal and state tax returns and miscellaneous tax-related services and advice were $20,806 in fiscal 2008 and $91,771 in fiscal 2007.
     All Other Fees. Grant Thornton did not render any other services for the Company in fiscal 2008 and 2007.
     The Audit Committee of the Board does not consider the provision of the services described above by Grant Thornton to be incompatible with the maintenance of Grant Thornton’s independence.

SHAREHOLDER PROPOSALS AND NOMINEES FOR 2009 ANNUAL MEETING
Shareholder Proposals
     Shareholder proposals intended to be presented at the 2009 annual meeting which are eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 promulgated under the Exchange Act, must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, MI 48170, no later than June 5, 2009 in order to be considered for inclusion in our proxy statement relating to that meeting. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.
     Shareholder proposals intended to be presented at the 2009 annual meeting which are not eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Secretary of the Company at the Company’s offices no later than August 24, 2009 and we expect the persons named as proxies for the 2009 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal considered untimely at the 2009 annual meeting.
Shareholder Nominees
     Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating and Corporate Governance Committee for the 2009 Annual Meeting should submit such recommendations in writing to the Nominating and Corporate Governance Committee, c/o General Counsel, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170 no later than May 16, 2009.
     The recommendation should be accompanied by the following: (i) the name, address, e-mail address (if any), and telephone number of the shareholder, the number of shares of the Company’s Common Stock beneficially owned by the shareholder and proof of the shareholder’s beneficial ownership of the Company’s Common Stock by one of the means set forth in Item 7(d)(2)(ii)(L) of SEC Schedule 14A; (ii) the name, address, e-mail address (if any) and telephone number of the proposed nominee and the number of shares of the Company’s Common Stock beneficially owned by the nominee; (iii) a detailed description of the proposed nominee’s business, professional, public, academic, scientific or technological experience and other qualifications for Board membership, including the name and address of other businesses for which the proposed nominee has provided services, or for which he or she has served as a director, in the last five years, a description of the proposed nominee’s specific experience in such position and the proposed nominee’s academic achievements; (iv) a description of any potential conflicts between the interests of the Company and its shareholders and the proposed nominee; (v) a written agreement by the proposed nominee to serve as a member of the Company’s Board if nominated and elected; and (vi) a written representation by the shareholder and the proposed nominee that the proposed nominee is not an affiliate or affiliated party with respect to the shareholder. The General Counsel will forward any recommendations to the Nominating and Corporate Governance Committee. The nominating shareholder and proposed nominee may be requested to provide additional information regarding the shareholder or the proposed nominee and to attend one or more interviews, in each case, as requested by the Board or Nominating and Corporate Governance Committee.
     See “Corporate Governance — Board of Directors and Committees” for a description of the standards used by the Nominating and Corporate Governance Committee to evaluate candidates recommended by shareholders.
OTHER MATTERS
     At the date of this Proxy Statement, the Board is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters requiring a shareholder vote properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment, to the extent permitted by law, on such matters.

ANNUAL MEETING OF SHAREHOLDERS OF
PERCEPTRON, INC.
November 18, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    â
■  20830000000000000000 4                                                  111808

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS Directors recommend a vote for the following nominees to hold office until the Annual Meeting of Shareholders in 2009.						FOR	AGAINST	ABSTAIN
2.
APPROVAL OF THE AMENDMENT TO, AND PERFORMANCE MEASURES UNDER, THE 2004 STOCK INCENTIVE PLAN Directors recommend the approval of the amendment to, and performance measures under, Perceptron, Inc.’s 2004 Stock Incentive Plan, as described in the Notice Of Annual Meeting of Shareholders and Proxy Statement dated October 3, 2008.
						☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
		¡ ¡	David J. Beattie Kenneth R. Dabrowski
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Philip J. DeCocco W. Richard Marz
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡	Robert S. Oswald James A. Ratigan Harry T. Rittenour Terryll R. Smith		Brokers executing proxies should indicate the number of shares with respect to which authority is conferred by this Proxy if less than all shares held as nominees are to be voted.
PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

If no choice is specified, this proxy will be voted for the election of the Company’s nominees as Directors (including the election of any person for the Board of Directors where a nominee named in the Proxy Statement is unable or, for good cause, will not serve) and for the approval of the amendment to, and performance measures under, Perceptron, Inc.’s 2004 Stock Incentive Plan.

Discretionary authority is hereby conferred as to any other matters as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the 2008 Annual Report, and the Proxy Statement and Notice of said meeting both dated October 3, 2008.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
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ANNUAL MEETING OF SHAREHOLDERS OF
PERCEPTRON, INC.
November  18, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â
■  20830000000000000000 4                                                  111808

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. ELECTION OF DIRECTORS Directors recommend a vote for the following nominees to hold office until the Annual Meeting of Shareholders in 2009.						FOR	AGAINST	ABSTAIN
2.
APPROVAL OF THE AMENDMENT TO, AND PERFORMANCE MEASURES UNDER, THE 2004 STOCK INCENTIVE PLAN Directors recommend the approval of the amendment to, and performance measures under, Perceptron, Inc.’s 2004 Stock Incentive Plan, as described in the Notice Of Annual Meeting of Shareholders and Proxy Statement dated October 3, 2008.
						☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
		¡ ¡	David J. Beattie Kenneth R. Dabrowski
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Philip J. DeCocco W. Richard Marz
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡	Robert S. Oswald James A. Ratigan Harry T. Rittenour Terryll R. Smith		Brokers executing proxies should indicate the number of shares with respect to which authority is conferred by this Proxy if less than all shares held as nominees are to be voted.
PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If no choice is specified, this proxy will be voted for the election of the Company’s nominees as Directors (including the election of any person for the Board of Directors where a nominee named in the Proxy Statement is unable or, for good cause, will not serve) and for the approval of the amendment to, and performance measures under, Perceptron, Inc.’s 2004 Stock Incentive Plan.

Discretionary authority is hereby conferred as to any other matters as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the 2008 Annual Report, and the Proxy Statement and Notice of said meeting both dated October 3, 2008.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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1                     ■
PERCEPTRON, INC.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC.
The undersigned shareholder hereby appoints HARRY T. RITTENOUR, JOHN H. LOWRY, III and DAVID W. GEISS, or any one of them, the attorney and proxies of the undersigned, with power of substitution, to vote all shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on September 26, 2008 at the Annual Meeting of Shareholders of Perceptron, Inc. to be held on Tuesday, November 18, 2008 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.
The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated October 3, 2008. Proxies will be voted as instructed.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

SEE REVERSE
(Continued and to be signed on the reverse side)	SIDE

COMMENTS:

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